                                                                   EXHIBIT 10.3



                   AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

         This Amended and Restated Stockholders Agreement (this "AGREEMENT") is dated as of October 29, 1999 and amended and restated as of May 24, 2001 by and among Velocita Corp., a Delaware corporation (formerly known as PF.Net Communications, Inc. (formerly known as PF.Net Holdings, Limited) (the "COMPANY")), PF.Net Corp., PF.Net Property Corp., PF.Net Supply Corp., PF.Net Construction Corp., PF.Net Network Services Corp., PF.Net Virginia Corp. and PF.Net Virginia, LLC (PF.Net Corp., collectively with PF.Net Property Corp., PF.Net Supply Corp., PF.Net Construction Corp., PF.Net Network Services Corp., PF.Net Virginia Corp. and PF.Net Virginia, LLC, the "VELOCITA SUBSIDIARIES"), John Warta ("WARTA"), Karen Irwin, Treg Ventures LLC ("TREG"), Gregory M. Irwin Trust, Tracie H. Irwin-Waldman Trust, Odyssey Investment Partners Fund, LP ("ODYSSEY"), Odyssey Coinvestors, LLC ("COINVESTORS"), PF Coinvestment, LLC, PF Coinvestment II, LLC, PF Telecom Holdings, LLC ("PF TELECOM"), Koch Telecom Ventures, Inc. ("KOCH"), UBS Capital II LLC ("UBS CAPITAL"), GLW Ventures LLC ("GLW"), Georgiana Warta, First Union Investors, Inc. ("FIRST UNION"), First Union Capital Partners, LLC and Cisco Systems, Inc. ("CISCO"). This Agreement amends and restates the Stockholders Agreement (the "ORIGINAL AGREEMENT") entered into as of October 29, 1999 by and among the Company, Warta, Karen Irwin, Treg, PF Telecom, Koch, GLW, Georgiana Warta, Odyssey, Coinvestors, PF Coinvestment, LLC, PF Coinvestment II, LLC (Odyssey, together with Coinvestors, the "ODYSSEY STOCKHOLDERS"), UBS Capital, UBS Warburg LLC (formerly known as Warburg Dillon Read LLC) ("UBSW"), Credit Suisse First Boston ("CSFB") and Lucent Technologies Inc. ("LUCENT") as such Agreement was amended on March 31, 2000 and May 10, 2000.


                                    RECITALS

         A. WHEREAS, the Original Agreement was entered into as of October 29, 1999 by and among the Company, Warta, Karen Irwin, Treg, Koch, PF Telecom, GLW, Georgiana Warta, Coinvestors, Odyssey, UBS Capital, CSFB and Lucent;

         B. WHEREAS, the Original Agreement was amended as of March 31, 2000 by an amendment ("AMENDMENT NO. 1") entered into by and among the Company, Odyssey, Koch, PF Telecom, UBS Capital (UBS Capital, Odyssey, Koch and PF Telecom, the "INITIAL INVESTORS");


         C. WHEREAS, the Original Agreement was further amended as of May 10, 2000 by an amendment ("AMENDMENT NO. 2") entered into by and among the Company, Odyssey, Koch, PF Telecom, UBS Capital, UBSW, CSFB and First Union (as successor in interest to Lucent);

         D. WHEREAS, the Original Agreement was further amended on May 10, 2000 by an amendment (the "LETTER AGREEMENT") by and among the Company, Odyssey, Koch, PF Telecom, Warta, Stephen Irwin and UBS Capital;

         E. WHEREAS, the Company and Cisco wish to enter into a transaction whereby the Company will issue Senior Cumulative Convertible Preferred Stock to Cisco in exchange for cash consideration to be paid by Cisco; and

         F. WHEREAS, the parties hereto desire to enter into this Agreement to add Cisco as a party and to restate the Original Agreement to give effect to the previous amendments;

         NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. CERTAIN DEFINITIONS. In addition to the terms defined elsewhere herein, the following terms have the following meanings when used herein with initial capital letters:

         "ACTIVELY PUBLICLY TRADED" shall mean, with respect to the Common Stock, that an offering (or series of offerings) of the Common Stock has been consummated pursuant to one or more registration statements following which shares of the Common Stock representing (a) at least 10% of the outstanding shares of the Common Stock and (b) an aggregate Current Market Price of at least $50 million, have been sold to the public and are listed on a national securities exchange or the Nasdaq Stock Market.

         "AFFILIATE" shall mean, with respect to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control; and provided further, that without limiting the foregoing, the following Persons shall be deemed to be "AFFILIATES" of the Company, but shall not, solely based upon their ownership interests in the Company, be deemed to be "AFFILIATES" of each other: Odyssey, Koch, PF Telecom, Cisco, Treg, Irwin, Karen Irwin, the Gregory M. Irwin Trust, the Tracie
H. Irwin-Waldman Trust, GLW, Warta and Georgiana Warta.

         "AFFILIATE TRANSACTION" shall have the meaning set forth in
Section 4(h).

         "AGREEMENT" shall have the meaning set forth in the first paragraph of this Agreement.

         "AMENDMENT NO. 1" shall have the meaning set forth in the Recitals of this Agreement.

         "AMENDMENT NO. 2" shall have the meaning set forth in the Recitals of this Agreement.

         "AT&T HOLDERS" shall mean AT&T Corp. and all transferees of AT&T Warrants and shares of Common Stock issued upon exercise thereof.

         "AT&T TAG-ALONG RIGHTS" shall have the meaning set forth in
Section 8(h).

         "AT&T WARRANTS" shall mean the warrants to purchase shares of Common Stock, dated as of October 29, 1999, issued to AT&T Corp.

         "BLOCK TRANSFERS" means any sale, transfer, conveyance or other disposition of 5% or more of the Fully Diluted Common Stock, in one or a series of related transactions, to a single purchaser or group of purchasers that would be a "person" for purposes of Section 13(d)(3) of the Exchange Act, whether or not pursuant to a Public Offering. Notwithstanding the foregoing, the term "Block Transfer" shall not apply to any distribution by any Person to holders of equity interests in such Person (whether or not such holders might otherwise collectively be deemed a person for purposes of Section 13(d)(3) of the Exchange
Act), except to the extent that any individual acquires 5% or more of the Fully Diluted Common Stock, and then only with respect to such individual.

         "BOARD" shall have the meaning set forth in Section 3(a).

         "CERTIFICATES OF DESIGNATIONS" means the Certificates of Designations setting forth the rights, preferences and privileges of the Senior Preferred Stock.

         "CISCO" shall have the meaning set forth in the first paragraph of this Agreement.

         "CISCO CO-INVESTOR" means with respect to any Cisco Holder, any transferee (other than another Cisco Holder) of shares of Series B Senior Preferred Stock or Common Stock from such Cisco Holder which acquires shares of Series B Senior Preferred Stock or Common Stock pursuant to Section 6(b) below.

         "CISCO CO-INVESTOR HOLDERS" shall mean the Cisco Co-Investors and the Permitted Cisco Co-Investor Transferees that have acquired securities of the Company and become parties hereto.

         "CISCO DIRECTORS" shall have the meaning set forth in Section 3(b)(iv).

         "CISCO HOLDERS" shall mean Cisco Systems, Inc. and all Permitted Cisco Transferees that have acquired securities of the Company and become parties hereto.

         "CISCO NOMINEE" shall mean any nominee holder of Securities with respect to which Cisco has the economic benefits of, and the sole right to vote and dispose of, such Securities.

         "CISCO WAIVER LETTER" shall mean the waiver letter, dated as of date hereof, from Cisco to the Company.

         "CISCO WARRANTS" shall mean the warrants to purchase Common Stock issued or issuable pursuant to the Series B Subscription Agreement.

         "COINVESTORS" shall have the meaning set forth in the first paragraph of this Agreement.

         "CO-INVESTOR DIRECTOR" shall have the meaning set forth in
Section 3(c).

         "COMMON STOCK" shall mean the common stock, par value $0.01 per share, of the Company and any successor(s) to such common stock.

         "COMPANY" shall have the meaning set forth in the first paragraph of this Agreement.

         "COMPANY COMPETITOR" shall mean a service provider that has a long-haul fiber-optic network in North America and whose primary business is the provision of telecommunications transmission or network services.

         "COMPANY SALE" shall have the meaning set forth in Section 15(a).

         "COMPANY SALE OFFER" shall have the meaning set forth in Section 15(b).

         "COMPANY SALE OFFEROR" shall have the meaning set forth in
Section 15(b).

         "COMPANY SALE RIGHT" shall have the meaning set forth in Section 15(a).

         "COMPANY SALE RIGHT NOTICE" shall have the meaning set forth in
Section 15(b).

         "COMPETITOR RESTRICTION RELEASE DATE" shall mean the earliest of: (a) the earliest date on which the Common Stock is Actively Publicly Traded; (b) earliest date on which the Purchase Commitment (as defined in the General Supply Agreement) and any payments related thereto have been satisfied; or (c) the earliest date on which the Series B Senior Preferred Stock holdings of the Cisco Holders are less than $40.0 million in aggregate initial liquidation preference (not including any dividends added thereto).

         "CONVERTIBLE SECURITIES" shall mean any evidence of indebtedness, shares of stock (other than Common Stock) or other securities directly or indirectly convertible into or exchangeable or exercisable for shares of Common Stock, including without limitation, the Senior Preferred Stock.

         "CREDIT AGREEMENT" shall mean the Credit Agreement, dated as of October 29, 1999, among PF.Net Corp., the Lenders party thereto and First Union National Bank, as Administrative Agent (as amended, modified, supplemented or restated from time to time).

         "CSFB" shall have the meaning set forth in the first paragraph of this Agreement.

         "CURRENT MARKET PRICE" means, with respect to any particular security on any date of determination, the average over the 20 trading days ending on the date immediately preceding the date of such determination of the last reported sale price, or, if no such sale takes place on any such day, the closing bid price, in either case as reported for consolidated transactions on the principal national securities exchange (including the Nasdaq Stock Market) on which such security is listed or admitted for trading.

         "CUSTODY AGREEMENT AND POWER OF ATTORNEY" shall have the meaning set forth in Section 8(d).

         "DARK FIBER WARRANTS" shall mean the warrants to purchase shares of Common Stock issued pursuant to the Series A Subscription Agreement.

         "DEMAND REGISTRATION" shall have the meaning set forth in Section
10(a).

         "DEMAND SELLER" shall have the meaning set forth in Section 10(a).

         "DISINTERESTED DIRECTOR" means, in connection with any Affiliate Transaction, each member of the Board who is not an officer, employee, director or other Affiliate of the party with whom the Company is entering into such Affiliate Transaction.

         "DISINTERESTED STOCKHOLDER GROUP" shall mean, with respect to any Affiliate Transaction, any group comprised of (a) the Odyssey Holders, (b) the Koch Holders, (c) the PF Telecom Holders or (d) the Cisco Holders; PROVIDED that
(i) such Affiliate Transaction is not with, or for the benefit of, any member of such group or their Affiliates and (ii) such group is not an Excluded Holder with respect to such Affiliate Transaction.

         "DRAG-ALONG HOLDERS" shall have the meaning set forth in Section 9(a).

         "DRAG-ALONG INITIATOR" shall have the meaning set forth in
Section 9(a).

         "DRAG-ALONG NOTICE" shall have the meaning set forth in Section 9(a).

         "DRAG-ALONG RIGHT" shall have the meaning set forth in Section 9(a).

         "DRAG-ALONG SALE" shall have the meaning set forth in Section 9(a).

         "DRAG-ALONG SALE DATE" shall have the meaning set forth in
Section 9(a).

         "EFFECTIVE EQUIVALENT SHARE PRICE" means, as of any date, (a) $200,000,000 divided by (b) the number of Equivalent Shares into which all shares of Series B Senior Preferred Stock ever issued would be convertible (assuming all such shares were outstanding as of such date), plus the number of shares of Common Stock ever issued in connection with the exercise of the Cisco Warrants, including the shares of Common Stock issuable upon exercise of unexercised or partially exercised Cisco Warrants, to the extent vested or exercisable (assuming satisfaction of any condition to exercise related to the conversion of Series B Senior Preferred Stock) as of the date of determination.

         "EQUIVALENT SHARES" shall mean: (i) as to any outstanding shares of Common Stock, such shares of Common Stock; (ii) as to any outstanding Options or any outstanding Convertible Securities, the maximum number of shares of Common Stock for which or into which such Options or Convertible Securities may then be exercised or converted; and (iii) as to any PF Telecom Shares held by any Warta Holder or Treg Holder, the number of shares of Common Stock attributable to such PF Telecom Shares, determined as though PF Telecom had immediately prior to such determination distributed all of the shares of Common Stock then held by PF Telecom pro rata to the shareholders of PF Telecom, including such Warta Holder or Treg Holder.

         "EXCESS SHARES" shall have the meaning set forth in Section 7(c)(iii).

         "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

         "EXCLUDED HOLDER" shall mean any of the Odyssey Holders (considered as a group), the Koch Holders (considered as a group), the PF Telecom Holders (considered as a group) or the Cisco Holders (considered as a group) if at any time (a) such Stockholder Group shall have waived any rights that it otherwise would have to cause the directors nominated by such Stockholder Group to participate in such action as a group, (b) such Stockholder Group shall have the right to designate fewer than two directors pursuant to the requirements of
Section 3(b) (PROVIDED, that the Cisco Holders shall not be considered an "Excluded Holder" solely as a result of a reduction in the number of directors that the Cisco Holders have the right to designate pursuant to the proviso in
Section 3(b)(iv)(A)), or (c) with respect to any action of the Board, all of the directors (the "ABSTAINING DIRECTORS") nominated by such Stockholder Group abstain from voting for any reason. Without limiting this definition, the Cisco Holders will be deemed to be Excluded Holders with respect to the actions set forth in the Cisco Waiver Letter.

         "EXEMPT ISSUANCE" shall mean, (i) the issuance of the Senior Preferred Stock pursuant to the terms of the Subscription Agreements or in accordance with the General Supply Agreement Letter, (ii) the conversion of the Senior Preferred Stock into Common Stock, (iii) any adjustment to the conversion price, or the number of shares of Common Stock issuable upon conversion, of the shares of Senior Preferred Stock in accordance with the terms thereof or in accordance with the General Supply Agreement Letter (including, without limitation, as a result of the accretion of dividends as increases in liquidation preference),
(iv) the issuance of the AT&T Warrants, the First Union Warrants, the Dark Fiber Warrants, the Cisco Warrants, the High Yield Warrants, the H&S Warrants and the Home Run Warrants, (v) the issuance of Common Stock upon exercise of warrants issued in accordance with clause (iv) and any adjustment to the exercise price, or increase in the number of shares issuable upon exercise, of any warrant issued pursuant to clause (iv), (vi) Common Stock, or options to purchase Common Stock, issued to the Company's employees under bona fide employee compensation or benefit agreements or plans approved by the Board and approved by the holders of Common Stock when required by law, (vii) Common Stock issued to acquire, or in the acquisition of, all or any portion of a business as a going concern, in an arm's-length transaction between the Company and an unaffiliated third party, whether such acquisition shall be effected by purchase of assets, exchange of securities, merger, consolidation or otherwise, (viii) Common Stock issued in
(A) a bona fide public offering pursuant to a firm commitment underwriting or
(B) a private placement pursuant to a plan of distribution that involves resales into a diverse market of "qualified institutional buyers" (as such term is used in Rule 144A under the Securities Act) that is broadly marketed by one or more nationally recognized investment banks, or (ix) warrants (including vesting) issued to lenders or bond purchasers that are unaffiliated third parties in any financing transaction on arm's-length terms.

         "EXEMPT TRANSFEREES" shall mean any Initial Stockholder.

         "EXERCISE NOTICE" shall have the meaning set forth in Section 14(b).

         "FINAL COMPANY NOTICE" shall have the meaning set forth in
Section 7(d).

         "FIRST UNION" shall have the meaning set forth in the first paragraph of this Agreement.

         "FIRST UNION HOLDERS" shall mean First Union and all Permitted First Union Transferees that have acquired First Union Securities and become parties hereto.

         "FIRST UNION SECURITIES" shall mean the First Union Warrants and any shares of Common Stock issued upon exercise of the First Union Warrants.

         "FIRST UNION WARRANTS" shall mean the warrants to purchase shares of Common Stock issued to Lucent by the Company and subsequently assigned by Lucent to First Union.

         "FULLY DILUTED COMMON STOCK" means, as of any date of determination, the total number of shares of Common Stock outstanding as of such date (calculated assuming exercise of all outstanding Options, that as of such date are permitted by their terms to be exercised for shares of Common Stock and conversion of all outstanding Convertible Securities that as of such date are permitted by their terms to be converted into shares of Common Stock).

         "FULLY PARTICIPATING PREEMPTIVE HOLDERS" shall have the meaning set forth in Section 14(c).

         "FULLY PARTICIPATING STOCKHOLDERS" shall have the meaning set forth in
Section 7(c)(ii).

         "GENERAL SUPPLY AGREEMENT" shall mean the Service Provider Agreement, dated as of the date hereof, by and between PF.Net Corp. and Cisco.

         "GENERAL SUPPLY AGREEMENT LETTER" shall mean the letter agreement, dated as of April 6, 2001, by and among the Company and Cisco relating to the General Supply Agreement.

         "GLW" shall have the meaning set forth in the first paragraph of this Agreement.

         "GLW HOLDER" means Georgiana Warta and all Permitted GLW Transferees that have acquired GLW Shares and become parties hereto.

         "GLW SHARES" shall mean any equity interests in GLW.

         "H&S WARRANTS" shall mean the warrants to purchase shares of Common Stock issued by the Company on September 7, 2000 to Heidrick & Struggles, Inc.

         "HIGH YIELD WARRANTS" shall mean the warrants to purchase shares of Common Stock issued or issuable pursuant to that certain Warrant Agreement dated as of May 10, 2000 by and between the Company and United States Trust Company of New York, as Warrant Agent.

         "HOLDERS" shall have the meaning set forth in Section 10(a).

         "HOLDING COMPANY" shall mean PF.Net Corp., a wholly-owned Subsidiary of the Company.

         "HOME RUN WARRANTS" shall mean those warrants to purchase shares of Common Stock issued by the Company to Koch and PF Telecom.

         "INDEMNIFIED PERSON" shall have the meaning set forth in Section 13(c).

         "INDEPENDENT INVESTMENT BANKING FIRM" means any nationally recognized investment banking firm which does not hold any equity interest (including any preferred equity interest) in the Company or in any shareholder of the Company.

         "INDIVIDUAL STOCKHOLDER" shall mean any Stockholder who is an individual.

         "INDIVIDUAL TRANSFEROR" shall have the meaning set forth in Section
6(a).

         "INITIAL COMPANY NOTICE" shall have the meaning set forth in Section 7(c)(i).

         "INITIAL INVESTORS" shall have the meaning set forth in the Recitals of this Agreement.

         "INITIAL PUBLIC OFFERING" shall mean the first firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of the Common Stock to the public which is underwritten by one or more Underwriters and following which the Common Stock is Actively Publicly Traded.

         "INITIAL STOCKHOLDER" means any of the Odyssey Stockholders, UBS Capital, Koch, PF Telecom, Warta, GLW, Treg or Karen Irwin, individually and "INITIAL STOCKHOLDERS" means all of them collectively.

         "INITIATING HOLDERS" shall have the meaning set forth in Section 15(a).

         "IRREVOCABILITY PERIOD" shall have the meaning set forth in
Section 15(b).

         "IRWIN" shall mean Stephen Irwin.

         "IRWIN GROUP" shall mean Karen Irwin, Treg and all Permitted Treg Transferees that have acquired shares of Common Stock (including Equivalent Shares).

         "IRWIN HOLDERS" means Karen Irwin and all Permitted Irwin Transferees that have acquired Treg Shares.

         "KOCH" shall have the meaning set forth in the first paragraph of this Agreement.

         "KOCH AGREEMENTS" shall mean the Amended and Restated Fiber Networks Development Agreement (including all attachments, schedules and exhibits thereto), dated as of October 29, 1999, by and between Sea Breeze Communication Company and Holding Company and the related IRU Agreements between Sea Breeze Communication Company and Holding Company.

         "KOCH DIRECTORS" shall have the meaning set forth in Section 3(b)(ii).

         "KOCH HOLDERS" shall mean Koch and all Permitted Koch Transferees that have acquired securities of the Company and become parties hereto.

         "LETTER AGREEMENT" shall have the meaning set forth in the Recitals of this Agreement.

         "LUCENT" shall have the meaning set forth in the first paragraph of this Agreement.

         "MAJORITY IN INTEREST" means, as of any date, the holders of outstanding Securities representing the right to acquire a majority of the shares of Common Stock issuable as of that date to the holders of Securities outstanding as of the date.

         "MATERIAL TERMS" shall have the meaning set forth in Section 8(a).

         "MAXIMUM OFFERING SIZE" shall have the meaning set forth in Section 10(c).

         "NASD" shall mean the National Association of Securities Dealers, Inc.

         "NAMED COMPETITORS" shall mean the parties identified on Schedule 5 hereto and any direct or indirect Subsidiary of such parties.

         "NONCOMPETING PRODUCT" means any product other than any of the Exclusivity Products, as defined in the General Supply Agreement.

         "NON-INITIATING HOLDERS" shall have the meaning set forth in
Section 15(a).

         "ODYSSEY" shall have the meaning set forth in the first paragraph of this Agreement.

         "ODYSSEY CO-INVESTOR" means (a) with respect to any Odyssey Holder, any transferee (other than another Odyssey Holder) of shares of Series A Senior Preferred Stock or Common Stock from such Odyssey Holder which acquires shares of Series A Senior Preferred Stock or Common Stock pursuant to Section 6(b) below and (b) any Person (other than Odyssey Holders) which acquires shares of Series A Senior Preferred Stock from the Company pursuant to the terms and conditions of the Series A Subscription Agreement. The definition of "Odyssey Co-Investor" shall include, without limitation, UBS Capital.

         "ODYSSEY CO-INVESTOR HOLDERS" shall mean the Odyssey Co-Investors and the Permitted Odyssey Co-Investor Transferees that have acquired securities of the Company and become parties hereto.

         "ODYSSEY DIRECTORS" shall have the meaning set forth in Section
3(b)(i).

         "ODYSSEY HOLDERS" shall mean the Odyssey Stockholders and all Permitted Odyssey Transferees that have acquired securities of the Company and become parties hereto.

         "ODYSSEY STOCKHOLDERS" shall have the meaning set forth in the first paragraph of this Agreement.

         "OFFER" shall have the meaning set forth in Section 7(a).

         "OFFER PRICE" shall have the meaning set forth in Section 7(a).

         "OFFERED SECURITIES" shall have the meaning set forth in Section 7(a).

         "OFFEREE STOCKHOLDERS" shall have the meaning set forth in
Section 7(a).

         "OPTIONS" shall mean any options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

         "ORIGINAL AGREEMENT" shall have the meaning set forth in the first paragraph of this Agreement.

         "PARTICIPATION SECURITIES" shall have the meaning set forth in Section 14(a).

         "PERMITTED CISCO CO-INVESTOR TRANSFEREE" means with respect to any Cisco Co-Investor, any corporation, partnership, limited liability company or other entity which is a direct or indirect Subsidiary of such Cisco Co-Investor.

         "PERMITTED CISCO TRANSFEREES" means with respect to any Cisco Holder, any corporation, partnership, limited liability company or other entity that is a direct or indirect Subsidiary of Cisco or any Cisco Nominee.

         "PERMITTED FIRST UNION TRANSFEREE" means, with respect to any transfers of First Union Warrants, (i) any Subsidiary of First Union Corporation and (ii) any Lender (as defined in the Credit Agreement).

         "PERMITTED GLW TRANSFEREES"  means all Permitted Warta Transferees.

         "PERMITTED IRWIN TRANSFEREES"  means all Permitted Treg Transferees.

         "PERMITTED KOCH TRANSFEREE" means with respect to any Koch Holder, any corporation, partnership, limited liability company or other entity which is a direct or indirect Subsidiary of Koch Industries, Inc.

         "PERMITTED ODYSSEY CO-INVESTOR TRANSFEREE" means with respect to any Odyssey Co-Investor, any corporation, partnership, limited liability company or other entity which is a Subsidiary of such Odyssey Co-Investor; provided that
(i) with respect to UBS Capital, such term shall include any corporation, partnership, limited liability company or other entity that is a direct or indirect Subsidiary of UBS AG and (ii) with respect to First Union Capital Partners, LLC, such term shall include any corporation, partnership, limited liability company or other entity that is a direct or indirect Subsidiary of First Union Corporation.

         "PERMITTED ODYSSEY TRANSFEREE" means with respect to any Odyssey Holder, any corporation, partnership, limited liability company or other entity which is controlled by Odyssey Investment Partners, LLC, except with respect to any proposed Transfer that would cause the Series A Senior Preferred Stock holdings of the Odyssey Stockholders, to be reduced below $60 million in aggregate initial liquidation preference. For purposes of this definition, the term "controlled by" means the power to direct or cause the direction of the management or policies of such corporation, partnership, limited liability company or other entity. Notwithstanding the foregoing, no Person that (a) acquires shares of Preferred Stock or Common Stock, either from an Odyssey Stockholder pursuant to Section 6(b) below or from the Company pursuant to the Series A Subscription Agreement, and (b) is identified as an "Odyssey Co-Investor" in a written instrument delivered to the Company by Odyssey or such Odyssey Co-Investor, shall be considered a "Permitted Odyssey Transferee" for purposes of this Agreement.

         "PERMITTED PF TELECOM TRANSFEREE" means with respect to any PF Telecom Holder, (a) Warta, any Permitted Warta Transferee, Treg or any Permitted Treg Transferee, except with respect to any proposed Transfer that would cause (i) the Warta Group to hold shares of Common Stock and Equivalent Shares in an aggregate amount that is less than 80% of the Equivalent Shares set forth beside the name, "WARTA GROUP" on Schedule 2 hereto or (ii) the Irwin Group to hold shares of Common Stock (including Equivalent Shares) in an aggregate amount that is less than 80% of the Equivalent Shares set forth beside the name "IRWIN GROUP" on Schedule 2 hereto and (b) any shareholder of PF Telecom in connection with a general pro rata distribution of Common Stock to all shareholders of PF Telecom.

         "PERMITTED TRANSFEREE" means a Permitted Odyssey Co-Investor Transferee, a Permitted Irwin Transferee, a Permitted Koch Transferee, a Permitted Odyssey Transferee, a Permitted PF Telecom Transferee, a Permitted First Union Transferee, a Permitted Cisco Transferee, a Permitted Cisco Co-Investor Transferee or a Permitted Warta Transferee, and "PERMITTED TRANSFEREES" means any one or more of the foregoing.

         "PERMITTED TREG TRANSFEREE" means with respect to any Treg Holder or any PF Telecom Holder, (A) the Company, (B) any corporation, partnership or other entity in which at least 95% of the equity interest is owned (directly or indirectly), beneficially and of record, collectively by Irwin or his spouse, lineal descendants, siblings, parents or any spouse of any of his lineal descendants (collectively, "IRWIN AFFILIATES"), (C) any spouse, lineal descendant, sibling, parent or spouse of a lineal descendant of Irwin, or any heir, executor, administrator, testamentary trustee, legatee or beneficiary of Irwin or of any of the foregoing Persons referred to in this clause (C) (collectively, "IRWIN ASSOCIATES"), and (D) any trust, the beneficiaries of which, or any corporation, limited liability company or partnership, the stockholders, members or general and limited partners of which, include only Irwin, Irwin Affiliates or Irwin Associates.

         "PERMITTED WARTA TRANSFEREE" means with respect to any Warta Holder or any PF Telecom Holder, (A) the Company, (B) any corporation, partnership or other entity in which at least 95% of the equity interest is owned (directly or indirectly), beneficially and of record, collectively by Warta or his spouse, lineal descendants, siblings, parents or any spouse of any of his lineal descendants (collectively, "WARTA AFFILIATES"), (C) any spouse, lineal descendant, sibling, parent or spouse of a lineal descendant of Warta, or any heir, executor, administrator, testamentary trustee, legatee or beneficiary of Warta or of any of the foregoing Persons referred to in this clause (C) (collectively, "WARTA ASSOCIATES"), and (D) any trust, the beneficiaries of which, or any corporation, limited liability company or partnership, the stockholders, members or general and limited partners of which, include only Warta, Warta Affiliates or Warta Associates.

         "PERSON" shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

         "PF TELECOM" shall have the meaning set forth in the first paragraph of this Agreement.

         "PF TELECOM DIRECTORS" shall have the meaning set forth in Section 3(b)(iii).

         "PF TELECOM HOLDERS" shall mean PF Telecom and any Permitted PF Telecom Transferees that have acquired securities of the Company and become parties hereto.

         "PF TELECOM SHARES" means any equity interests of PF Telecom.

         "PIGGY-BACK STOCKHOLDERS" shall have the meaning set forth in
Section 11(a).

         "PREEMPTIVE HOLDERS" shall have the meaning set forth in Section 14(a).

         "PREEMPTIVE NOTICE" shall have the meaning set forth in Section 14(b).

         "PRO RATA SHARE" shall have the meaning set forth in Section 14(a).

         "PROPORTIONATE SHARE" shall have the meaning set forth in
Section 7(c)(i).

         "PROPOSED PURCHASER" shall have the meaning set forth in Section 8(a).

         "PROPOSED SALE" shall have the meaning set forth in Section 8(a).

         "PROPOSED SELLERS" shall have the meaning set forth in Section 8(a).

         "PUBLIC OFFERING" shall mean a public offering and sale of Common Stock for cash pursuant to an effective registration statement under the Securities Act.

         "QUALIFYING PUBLIC OFFERING" shall mean any firm commitment underwritten public offering by the Company of its Common Stock yielding gross proceeds to the Company of at least $160.00 million at a per share price to the public of at least $10.00 (subject to adjustment for stock splits, stock dividends, stock recombinations and similar transactions).

         "QUALIFYING TAG-ALONG SALE" shall mean any Proposed Sale initiated by a holder or holders of Series A Senior Preferred Stock in which the price per Equivalent Share is at least $8.50 (subject to adjustment for stock splits, stock dividends, stock recombinations and similar transactions).

         "REGISTRABLE SECURITIES" shall mean shares of Common Stock (including without limitation, (i) shares of Common Stock that will be acquired upon the exercise of any Options and (ii) shares of Common Stock that will be acquired upon the conversion of any Convertible Securities, including, without limitation, the Senior Preferred Stock); PROVIDED that such securities shall cease to be Registrable Securities when (A) a registration statement relating to such securities shall have been declared effective by the SEC and such securities shall have been disposed of pursuant to such effective registration statement or (B) such securities may be sold without registration pursuant to Rule 144(k).

         "REGISTRATION EXPENSES" shall mean (i) all registration and filing fees with the SEC, (ii) all fees and expenses of compliance with state securities or blue sky laws (including, without limitation, reasonable fees and disbursements of a qualified independent Underwriter, if any, counsel in connection therewith and the reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) all printing expenses,

 (iv) all internal expenses of the Company (including, without limitation, all salaries and expenses of officers and employees performing legal or accounting duties), (v) the fees and expenses of counsel and independent public accountants for the Company, (vi) the fees and expenses of any additional experts retained by the Company in connection with such registration, (vii) all fees and expenses of listing the Registrable Securities, if any, (viii) all rating agency fees, if any, and (ix) the reasonable fees and expenses of one counsel for the holders of Registrable Securities participating in an offering involving the exercise of registration rights pursuant to Section 9 or 10 hereof, which counsel shall be selected by the holders holding a majority of the Registrable Securities to be offered in such offering; PROVIDED that Registration Expenses shall not include underwriting discounts and/or commissions and transfer taxes, if any, in connection with such registration.

         "RELEASE DATE" shall have the meaning set forth in Section 7(e).

         "REQUISITE DIRECTORS" shall mean three out of four of the following groups (each, a "DIRECTOR GROUP"):

                    (i)      the Odyssey Directors voting as a group;

                    (ii)     the PF Telecom Directors voting as a group;

                    (iii)    the Koch Directors voting as a group; and

                    (iv)     the Cisco Directors voting as a group,

unless any of the Odyssey Holders (considered as a group), the Koch Holders (considered as a group), the PF Telecom Holders (considered as a group) or the Cisco Holders (considered as a group) is an Excluded Holder with respect to a particular Board action, then the term "REQUISITE DIRECTORS" shall mean two out of three of the other Director Groups; PROVIDED, HOWEVER, if at any time more than one such group is an Excluded Holder, then the term "REQUISITE DIRECTORS" shall mean a simple majority of the Board (voting as individuals) after excluding any Abstaining Directors, if any.

         "RULE 144" shall mean Rule 144 under the Securities Act, as it may be amended from time to time (including without limitation clause (k) thereof).

         "RULES" shall have the meaning set forth in Section 13(a).

         "SEC" shall mean the Securities and Exchange Commission.

         "SECURITIES" shall mean the shares of Senior Preferred Stock, shares of Common Stock (other than First Union Securities), the Home Run Warrants, the Cisco Warrants and the Dark Fiber Warrants.

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

         "SELLER'S NOTICE" shall have the meaning set forth in Section 7(a).

         "SELLING STOCKHOLDER" shall have the meaning set forth in Section 7(a).

         "SENIOR PREFERRED STOCK" shall mean the Series A Senior Preferred Stock of the Company and the Series B Senior Preferred Stock of the Company.

         "SERIES A SENIOR PREFERRED STOCK" shall mean the Series A Senior Cumulative Convertible Preferred Stock.

         "SERIES A SUBSCRIPTION AGREEMENT" means the subscription agreement, dated as of October 29, 1999, by and among the Company, Odyssey, UBS Capital and Coinvestors.

         "SERIES B CERTIFICATE" shall mean the Certificate of Designations setting forth the rights, preferences and privileges of the Series B Senior Preferred Stock.

         "SERIES B SENIOR PREFERRED STOCK" shall mean the Series B Senior Cumulative Convertible Preferred Stock.

         "SERIES B SUBSCRIPTION AGREEMENT" means the Series B Senior Cumulative Convertible Preferred Stock Purchase Agreement, dated as of April 12, 2001, by and between the Company and Cisco.

         "STOCKHOLDER" means any holder of Securities that is a party to this Agreement.

         "STOCKHOLDER GROUP" shall mean the Odyssey Holders, the Koch Holders, the PF Telecom Holders or the Cisco Holders, considered, in each case, as a group.

         "SUBSCRIPTION AGREEMENTS" means the Series A Subscription Agreement and the Series B Subscription Agreement.

         "SUBSIDIARY" of an entity shall mean (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of the voting securities outstanding thereof is at the time owned or controlled, directly or indirectly, by such entity or one or more of the other Subsidiaries of that person (or a combination thereof) and (ii) any partnership
(a) the sole general partner or the managing general partner of which is such person or a Subsidiary of such person or (b) the only general partners of which are such person or of one or more Subsidiaries of such person (or any combination thereof).

         "SYNDICATION ACTIVITIES" shall have the meaning set forth in Section 6(b)(ii).

         "TAG-ALONG NOTICE" shall have the meaning set forth in Section 8(a).

         "TAG-ALONG OFFEREES" shall have the meaning set forth in Section 8(a).

         "TAG-ALONG REQUEST" shall have the meaning set forth in Section 8(a).

         "TAG-ALONG SECURITIES" shall have the meaning set forth in
Section 8(a).

         "TRANSFER" (or any variation thereof used herein) shall mean any direct or indirect sale, offer, assignment, mortgage, transfer, pledge, hypothecation or other disposal, in each case, whether voluntary or involuntary.

         "TRANSFER NOTICE" shall have the meaning set forth in Section 5(f).

         "TREG" shall have the meaning set forth in the first paragraph of this Agreement.

         "TREG HOLDERS" shall mean Treg and all Permitted Treg Transferees that have acquired PF Telecom Shares and become parties hereto.

         "TREG SHARES" shall mean any equity interests of Treg.

         "UBS CAPITAL" shall have the meaning set forth in the first paragraph of this Agreement.

         "UBSW" shall have the meaning set forth in the first paragraph of this Agreement.

         "UNDERWRITER" shall mean a securities dealer who purchases any Registrable Securities as a principal in connection with a distribution of such Registrable Securities and not as part of such dealer's market making activities, which underwriter shall be selected by the Company in its sole discretion.

         "VELOCITA SUBSIDIARIES" shall have the meaning set forth in the first paragraph of this Agreement.

         "WARTA" shall have the meaning set forth in the first paragraph of this Agreement.

         "WARTA GROUP" shall mean Warta, GLW and all Permitted Warta Transferees that have acquired shares of Common Stock (including Equivalent Shares).

         "WARTA HOLDERS" shall mean Warta, GLW and all Permitted Warta Transferees that have acquired PF Telecom Shares and become parties hereto.

         "WILLIAM OR FREDERICK KOCH TRANSFER" shall have the meaning set forth in Section 5(f).

2. LEGEND.

         (a) Each party hereto acknowledges and agrees that each certificate (or certificates) representing the securities subject to this agreement owned or held by it shall bear one of the following legends:

                  "The securities evidenced by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be sold or transferred unless there is an effective registration statement under the Securities Act covering the sale or transfer of such securities or such sale or transfer is exempt from the registration and prospectus delivery requirements of the Securities Act. The securities evidenced by this certificate also are subject to certain other restrictions on transfer, as set forth in a Stockholders Agreement, dated as of October 29, 1999, as amended, among the Company and certain stockholders named therein (the "Stockholders Agreement"). Accordingly, these securities may only be transferred in compliance with the Stockholders Agreement."

                  or

                  "The securities evidenced by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be sold or transferred unless there is an effective registration statement under the Securities Act covering the sale or transfer of such securities or such sale or transfer is exempt from the registration and prospectus delivery requirements of the Securities Act. The securities evidenced by this certificate also are subject to certain other restrictions on transfer, as set forth in a Stockholders Agreement, dated as of October 29, 1999, and amended and restated as of May 24, 2001, as amended, among the Company and certain stockholders named therein (the "Stockholders Agreement"). Accordingly, these securities may only be transferred in compliance with the Stockholders Agreement."

         (b) The certificates representing such securities, and each certificate issued in transfer thereof, also will bear any legend required under any applicable state securities laws.

         (c) Absent an effective registration statement under the Securities Act covering the disposition of such securities which any party hereto acquires, any such party will not sell, transfer, assign, pledge, hypothecate or otherwise dispose of any or all of the securities (A) unless such disposition is exempt from the registration and prospectus delivery requirements of the Securities Act and has been registered or qualified under (or is exempt from the registration and qualification requirements of) any applicable state securities laws and (B) except in compliance with the terms of this Agreement.

         (d) Each of the parties hereto consents to the Company making a notation on its records or giving instructions to any transfer agent of such securities in order to implement the restrictions on transfer of securities set forth in this Section 2.

         (e) Any legend endorsed on a certificate evidencing a security and any stop transfer instructions or notations on the Company's records with respect to such security pursuant to Section 2(a) and 2(b) hereof shall be removed or lifted and the Company shall issue a certificate without such legend to the holder of such security if (i) the transfer of such security has been registered under the Securities Act or (ii) such holder provides the Company with an opinion of counsel (which counsel and opinion are reasonably satisfactory to the Company) stating that a public sale or transfer of such security may be made without registration under the Securities Act and that such legend is not required under any applicable state securities laws.

3. ELECTION OF DIRECTORS. Except that in the event that one or more of the conditions described in Section 6(b) of the Certificates of Designations exists, each Stockholder that is a party to this Agreement agrees to cast all votes in respect of Securities held by such Stockholder entitled to vote for the election of directors, whether at any annual or special meeting, by written consent or otherwise, as follows:

         (a) NUMBER OF DIRECTORS. Each such Stockholder will vote to fix the number of members of the board of directors of the Company (the "BOARD") at such number as may be required by this Section 3 (including without limitation, Section 3(b)(v), 3(c) and 3(d)) or as may be otherwise agreed by the Requisite Directors or as may be required to comply with the terms of the Certificates of Designations; provided that no agreement of the Requisite Directors may cause the number of directors that a Stockholder may nominate to be less than the number determined pursuant to this Section 3.

         (b) ELECTION OF DIRECTORS. Each such Stockholder will vote to elect as directors of the Company:

             (i) (A) at all times in which the Odyssey Holders hold fifty percent (50%) or more of the aggregate shares of Common Stock and Equivalent Shares held by the Odyssey Holders on October 29, 2000, two (2) individuals designated by Odyssey; (B) at all times in which the Odyssey Holders hold twenty-five percent (25%) or more, but less than fifty percent (50%) of the aggregate shares of Common Stock and Equivalent Shares held by the Odyssey Holders on October 29, 2000, one (1) individual designated by Odyssey; and (C) at all times in which the Odyssey Holders hold less than twenty-five percent (25%) of the aggregate shares of Common Stock and Equivalent Shares held by the Odyssey Holders on October 29, 2000, no Stockholder shall be required to vote for any individual designated by Odyssey (the director or directors nominated by the Odyssey Holders pursuant to this Section 3(b)(i) are referred to as the "ODYSSEY DIRECTORS");

             (ii) (A) at all times in which the Koch Holders hold fifty percent (50%) or more of the Securities held by the Koch Holders on October 29, 1999, two (2) individuals designated by Koch; (B) at all times in which the Koch Holders hold twenty-five percent (25%) or more, but less than fifty percent (50%), of the Securities held by the Koch Holders on October 29, 1999, one (1) individual designated by Koch; and (C) at all times in which the Koch Holders hold less than twenty-five percent (25%) of the aggregate shares of the Securities held by the Koch Holders on October 29, 1999, no Stockholder shall be required to vote for any individual designated by Koch (the director or directors nominated by Koch pursuant to this Section 3(b)(ii) are referred to as the "KOCH DIRECTORS");

             (iii) (A) at all times in which the PF Telecom Holders hold fifty percent (50%) or more of the Securities held by the PF Telecom Holders on October 29, 1999, two (2) individuals designated by PF Telecom; (B) at all times in which the PF Telecom Holders hold twenty-five percent (25%) or more, but less than fifty percent (50%), of the Securities held by the PF Telecom Holders on October 29, 1999, one (1) individual designated by PF Telecom; and (C) at all times in which the PF Telecom Holders hold less than twenty-five percent (25%) of the aggregate shares of the Securities held by the PF Telecom Holders on October 29, 1999, no Stockholder shall be required to vote for any individual designated by PF Telecom (the director or directors nominated by PF Telecom pursuant to this Section 3(b)(iii) are referred to as the "PF TELECOM DIRECTORS");

             (iv) (A) at all times in which (1) the Cisco Holders and the Cisco Co-Investor Holders collectively hold shares of Series B Senior Preferred Stock having an aggregate initial liquidation preference (not including any dividends added thereto) of $100.00 million or more, (2) the Cisco Holders collectively hold shares of Series B Senior Preferred Stock having an aggregate initial liquidation preference (not including any dividends added thereto) of $40.00 million or more and (3) the number of Cisco Co-Investors (together, in each case with such Cisco Co-Investor's respective Permitted Cisco Co-Investor Transferees) is less than or equal to five (5), two (2) individuals designated by Cisco; PROVIDED that if the total number of directors serving on the Board, excluding the individuals designated by Cisco, is eight or less, then Cisco shall have the right to designate one (1) individual pursuant to this clause
(A); (B) at all times in which (1) the Cisco Holders collectively hold shares of Series B Senior Preferred Stock having an aggregate initial liquidation preference (not including any dividends added thereto) of $40.00 million or more, (2) the number of Cisco Co-Investors (together, in each case with such Cisco Co-Investor's respective Permitted Cisco Co-Investor Transferees) is less than or equal to five and (3) the Cisco Holders and the Cisco Co-Investor Holders collectively hold shares of Series B Senior Preferred Stock having an aggregate initial liquidation preference (not including any dividends added thereto) of less than $100.00 million, one (1) individual designated by Cisco; or (C) at all times in which (1) the Cisco Holders collectively hold shares of Series B Senior Preferred Stock having an aggregate initial liquidation preference (not including any dividends added thereto) of less than $40.00 million or (2) the number of Cisco Co-Investors (together, in each case with such Cisco Co-Investor's respective Permitted Cisco Co-Investor Transferees) is greater than five (5), no Stockholder shall be required to vote for any individual designated by Cisco (the director or directors nominated by Cisco pursuant to this Section 3(b)(iv) are referred to as the "CISCO DIRECTORS"); PROVIDED that no Stockholder shall be required to vote for any Person or Persons designated by Cisco unless each such Person is an employee of Cisco; and

             (v) the chief executive officer, when such officer has been employed by the Company with approval of the Board pursuant to the provisions of
Section 4.

         (c) CO-INVESTOR DIRECTOR. Odyssey may grant the right to designate one
(1) additional director (the "CO-INVESTOR DIRECTOR") to any one Odyssey Co-Investor requiring the right to designate such director, subject to the consent of Koch and PF Telecom, which consent shall not be unreasonably withheld. If Odyssey grants such right to designate an additional director and Koch continues to have the right to designate two (2) directors pursuant to
Section 3(b)(ii), Koch will have the right to designate one (1) additional director who shall be deemed a Koch Director. If Odyssey grants such a right to designate an additional director and PF Telecom continues to have the right to designate two (2) directors pursuant to Section 3(b)(iii), PF Telecom will have the right to designate one (1) additional director who shall be deemed a PF Telecom Director. The right of the Odyssey Co-Investor to designate the Co-Investor Director pursuant to this Section 3(c) shall terminate on the first date on which the Odyssey Co-Investor owns less than fifty percent (50%) of its initial holdings calculated as of October 29, 2000. Notwithstanding the foregoing, (y) if the right of the Odyssey Co-Investor to designate the Co-Investor Director terminates for any reason, the right of Koch and PF Telecom to designate additional directors pursuant to this Section 3(c) shall terminate and (z) if either the Koch Holders or the PF Telecom

Holders no longer have the right to designate two (2) directors pursuant to
Section 3(b), then the right of Koch or PF Telecom, as the case may be, to designate an additional director pursuant to this Section 3(c) shall terminate. Each Stockholder that is a party hereto will vote for the individual designated pursuant to this Section 4(c).

         (d) REDUCTION OF BOARD AND REMOVAL OF DIRECTORS. Each Stockholder that is a party to this Agreement agrees to vote, or consent with respect to, its Securities to remove any director(s) elected or appointed pursuant to Section 3(b) or 3(c) and to decrease the number of members of the Board by the number of director(s) actually removed pursuant to this Section 3(d) in accordance with the instructions provided by the party entitled to designate or appoint such director(s). If the number of directors permitted to be designated by a Stockholder is reduced and such Stockholder so designates a specific individual or individuals of its designees to be removed, then the other Stockholders that are parties to this Agreement agree to vote for the removal of the individual so designated.

         (e) REMOVAL.

             (i) Other than as set forth in Section 3(d) above, no Odyssey Director may be removed without the consent of Odyssey.

             (ii) Other than as set forth in Section 3(d) above, no Koch Director may be removed without the consent of Koch.

             (iii) Other than as set forth in Section 3(d) above, no PF Telecom Director may be removed without the consent of PF Telecom.

             (iv) Other than as set forth in Section 3(d) above, the Co-Investor Director may not be removed without the consent of UBS Capital.

             (v) Other than as set forth in Section 3(d) above, no Cisco Director may be removed without the consent of Cisco.

             (vi) No other director at any time in office may be removed without the consent of the Requisite Directors.

         (f) Odyssey hereby irrevocably grants to UBS Capital the rights set forth under Section 3(c), and each other party hereby acknowledges and consents to the grant of such rights.

4. PROTECTIVE PROVISIONS.

         (a) Except as set forth in Section 4(c)-(j), the approval of the Requisite Directors will be required in order for the Company (or any of its Subsidiaries) to consummate, or to cause any of its Subsidiaries to consummate, any of the following transactions:

             (i) any increase or decrease in the number of shares of capital stock of the Company or any of its Subsidiaries issued or authorized;

             (ii) the creation (by reclassification or otherwise) of any new class or series of capital stock of the Company or any of its Subsidiaries;

             (iii) any amendment or waiver of the Company's or any of its Subsidiaries' certificate of incorporation or bylaws;

             (iv) any sale, merger, acquisition or consolidation (other than pursuant to the Company Sale Right described in Section 15 hereof) involving the Company or any of its Subsidiaries in excess of $10 million in value;

             (v) any financing arrangement in excess of $10 million;

             (vi) each business plan and annual budget of the Company or any of its Subsidiaries;

             (vii) changes to the business plan or any amendments to the annual budget of the Company or any of its Subsidiaries, in either case, that involve increases in expenditures in excess of $10 million in the aggregate;

             (viii) the entering into or amendment of any partnership or joint venture arrangement or the making of any other debt or equity investment in any other entity or the formation of any new Subsidiary or Affiliate involving an investment, performance of services or delivery of goods or materials of an amount or value in excess of $10 million;

             (ix) the entering into of any other contract or any amendment to existing contracts (other than any agreement with Koch and its Affiliates), including any contract involving performance of services or delivery of goods or materials by the Company or any of its Subsidiaries of an amount or value in excess of $10 million or having an effect in excess of $10 million on the value of the Company or any of its Subsidiaries;

             (x) any sale of assets for a price in excess of $10 million;

             (xi) any redemption, purchase or other acquisition of capital stock of the Company;

             (xii) the adoption or amendment of any management incentive plan, including the granting of awards pursuant to such plan and the terms and conditions of such awards (including, without limitation, vesting and expiration provisions);

             (xiii) entry into any new line or type of business;

             (xiv) the resolution or settlement of any third party claim in excess of $10 million; or

             (xv) the election of each of the members of the board of directors of each of the Subsidiaries.

         (b) Except as set forth in Section 4(c)-(j), the approval of a majority of the Board will be required in order for the Company to consummate, or to cause any Subsidiary to consummate, any of the following transactions:

             (i) any sale, merger, acquisition or consolidation (other than pursuant to the Company Sale Right described in Section 15 hereof) involving the Company or any of its Subsidiaries that is in excess of $5 million and less than or equal to $10 million in value;

             (ii) any financing arrangement in excess of $5 million and less than or equal to $10 million;

             (iii) changes to the business plan or any amendments to the annual budget of the Company or any of its Subsidiaries, in either case, that involve increases in expenditures that are in excess of $5 million in the aggregate and less than or equal to $10 million in the aggregate;

             (iv) the entering into or amendment of any partnership or joint venture arrangement or the making of any other debt or equity investment in any other entity or the formation of any new Subsidiary or Affiliate involving an investment, performance of services or delivery of goods or materials of an amount or value in excess of $5 million and less than or equal to $10 million;

             (v) any other contract or any amendment to existing contracts (other than any agreement with Koch and its Affiliates), including any contract involving performance of services or delivery of goods or materials by the Company or any of its Subsidiaries of an amount or value in excess of $5 million and less than or equal to $10 million or having an effect on the value of the Company or any of its Subsidiaries in excess of $5 million and less than or equal to $10 million;

             (vi) any sale of assets for a price in excess of $5 million and less than or equal to $10 million;

             (vii) the resolution or settlement of any third party claim in excess of $5 million and less than or equal to $10 million; or

             (viii) the employment or termination of any member of senior management of the Company or any of its Subsidiaries (excluding relatives and Affiliates of the PF Telecom Holders).

         (c) Each of the Velocita Subsidiaries hereby agrees to take all actions reasonably necessary to effect, and to forego taking any actions that would be reasonably likely to limit the application of, the provisions of this Section 4.

         (d) The approval of any two of: (i) the Odyssey Directors (voting as a group); (ii) the Koch Directors (voting as a group) and (iii) the Cisco Directors (voting as a group), will be required for the employment or termination of any position or title of the Company or any Subsidiary (including, without limitation, any title held on the Board of the Company or any Subsidiary of the Company) held by any Person that is an Affiliate of or otherwise related to, or previously employed by, any of the PF Telecom Holders; PROVIDED, that if at the time of such action any of the Odyssey Holders (considered as a group), the Koch Holders (considered as a group) or the Cisco Holders (considered as a group) is an Excluded Holder with respect to such Board action, then such action shall require the approval of a majority of the directors, excluding those nominated by the PF Telecom Holders.

         (e) The approval of the Requisite Directors will be required, but will be the only Board approval required, for the Company or any Subsidiary to voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or similar relief under any federal, state or foreign bankruptcy, insolvency, receivership or similar law.

         (f) The approval, of any two of: (i) the Odyssey Directors (voting as a group), (ii) the PF Telecom Directors (voting as a group) and (iii) the Cisco Directors (voting as a group) will be required for (A) employment or termination by the Company or any of its Subsidiaries of any position or title held by any Person that is an Affiliate of or otherwise related to, or previously employed by, any of the Koch Holders and (B) the execution of any contract, or the amendment or extension of any existing contract between the Company or any of its Subsidiaries and Koch or its Affiliates, including without limitation, the Koch Agreements and all agreements related thereto (except but any of the foregoing actions described in subsection (A) related to Phil Wright, Steve Harris and Tom McCaleb will require the approval of only a majority of the directors); PROVIDED, that if at the time of such action any of the Odyssey Holders (considered as a group), the PF Telecom Holders (considered as a group) or the Cisco Holders (considered as a group) is an Excluded Holder with respect to such Board action, then such action shall require the approval of a majority of the directors, excluding those nominated by the Koch Holders.

         (g) Any sale or lease of dark fiber or conduit by the Company or any of its Subsidiaries that is made in accordance with, and subject to any limitations specified in, the business plan and annual budget approved pursuant to Section 4(a) or 4(b) (but only to the extent that the quantity and location of the assets subject to such sale, the price at which such assets shall be sold or leased and all other material terms of such sale or lease, are specifically identified in such business plan and annual budget) will not require the consent of the Board.

         (h) The Company shall not, and shall not permit any of its Subsidiaries to, and no Velocita Subsidiary shall, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "AFFILIATE TRANSACTION"), unless
(i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person and (ii) a majority of the directors nominated by at least two Disinterested Stockholder Groups approves such Affiliate Transaction; PROVIDED that if there are fewer than three Disinterested Stockholder Groups at the time of the approval of any such Affiliate Transaction, then such Affiliate Transaction must be approved by a majority of the Disinterested Directors.

         (i) The approval of the Odyssey Directors (voting as a group) will be required, for any alteration, amendment or termination of the resolutions of the Board, as in effect on October 29, 1999, relating to the authorization of the Series A Senior Preferred Stock and the reservation of shares of Common Stock issuable upon the conversion of the shares of the Series A Senior Preferred Stock. The approval of the Cisco Directors (voting as a group) will be required, for any alteration, amendment or termination of the resolutions of the Board, as in effect on the date hereof, relating to the authorization of the Series B Senior Preferred Stock and the reservation of shares of Common Stock issuable upon the conversion of shares of the Series B Senior Preferred Stock. The approval of the Koch Directors and the PF Telecom Directors (voting collectively as a group) will be required for any alteration, amendment or termination of the resolutions of the Board, as in effect on October 29, 1999, relating to the authorization of the shares of Common Stock held by Koch and PF Telecom on the date hereof.

         (j) At any time after the second anniversary of the date hereof and prior to the date that the Common Stock is Actively Publicly Traded, (i) so long as none of the Stockholder Groups is an Excluded Holder with respect to initiating a Qualifying Public Offering, any two of Odyssey (or any Odyssey Holder designated in writing by Odyssey), Koch (or any Koch Holder designated in writing by Koch), PF Telecom (or any PF Telecom Holder designated in writing by PF Telecom) and Cisco (or any Cisco Holder designated in writing by Cisco), may initiate a Qualifying Public Offering, and (ii) if any Stockholder Group is an Excluded Holder with respect to initiating a Qualifying Public Offering, any one of Odyssey, Koch, PF Telecom or Cisco, or any other member of their respective Stockholder Groups designated in writing by them, may initiate a Qualifying Public Offering; provided, in the case of clause (i) or (ii) above, that at the time of initiation of, and immediately prior to the completion of, the Qualifying Public Offering, the Person initiating such Qualifying Public Offering is not a member of a Stockholder Group that is an Excluded Holder with respect to such Board action.

         (k) Notwithstanding the foregoing, the provisions of this Section 4 shall not apply, with respect to transactions contemplated by Section 4(a) or
Section 4(b) during any period in which one or more of the conditions described in Section 6(b) of the Certificates of Designations exist and as a result a majority of the Board consists of individuals elected by the holders of the Series A Senior Preferred Stock and the Series B Senior Preferred Stock, voting together as a class; PROVIDED, HOWEVER, that such provisions shall continue to apply with respect to each such action to the extent that any of such action is not related to and does not adversely affect the Company's ability to cure any condition described in Section 6(b) of the Certificates of Designations. The exercise by the holders of the Series A Senior Preferred Stock and the Series B Senior Preferred Stock, voting together as a class, of the rights set forth in
Section 6(b) of the Certificates of Designations shall be accompanied by a resolution of the holders of the Series A Senior Preferred Stock and the Series B Senior Preferred Stock, voting together as a class, (which may be passed at a meeting of the holders of the Series A Senior Preferred Stock and the Series B Senior Preferred Stock or in writing to the extent permitted under applicable law) instructing such additional directors to use their good faith effort to cause the Company to cure any condition in Section 6(b) of the Certificates of Designations as expeditiously as possible.

         (l) Notwithstanding any other provisions of this Agreement, prior to the Competitor Restriction Release Date, the prior written consent of Cisco will be required for (a) any sale or issuance of equity securities (including, without limitation, any sale or issuance of securities pursuant to the exercise of the Company Sale Right or any Participation Securities pursuant to Section
14) by the Company to any of the Named Competitors, except for such issuances of equity securities in connection with a commitment to purchase Noncompeting Products or (b) any consolidation with or merger with or into any of the Named Competitors or any sale of all or substantially all of the assets of the Company to any of the Named Competitors, except in connection with a transaction in which the Cisco Holders either (i) receive in cash an amount equal at least $10.00 per Equivalent Share (subject to adjustment for stock splits, stock dividends, stock recombinations and similar transactions) or (ii) are entitled to exercise rights under Section 7 of the Series B Certificate and receive the full Change of Control Payment (as defined in the Series B Certificate) to which they would be entitled without regard to any comparable rights of holders of Notes (as defined in the Indenture) pursuant to the Indenture or Section 7(g) of the Series B Certificate.

         (m) The Company shall not approve any Transfer by any Cisco Holder to a Company Competitor pursuant to Section 6(b)(ii) without the approval of at least two of (i) the Odyssey Directors (voting as a group), the Koch Directors (voting as a group) and the PF Telecom Directors (voting as a group), PROVIDED, that if, at the time of such action, any of the foregoing groups is an Excluded Holder with respect to such Board action, then such action shall require the approval of a majority of the directors, other than those nominated by Cisco.

5. TRANSFER RESTRICTIONS.

         (a) Until the earlier of (i) October 29, 2001 and (ii) the date on which the Common Stock is Actively Publicly Traded, no Stockholder shall Transfer any interest in any Securities now or hereafter owned by it except for Transfers of Securities pursuant to Section 6 hereof. Until the earlier of (i) October 29, 2001 and (ii) 180 days after the date on which the Common Stock is Actively Publicly Traded, no First Union Holder shall Transfer any interest in any First Union Securities issued upon exercise thereof except for Transfers of First Union Securities pursuant to Section 6 hereof.

         (b) Each party hereto agrees and acknowledges that it will not Transfer any securities subject to this Agreement now or hereafter owned by it unless such Transfer complies with the terms and conditions of this Agreement and the Transfer is in compliance with applicable federal and state securities laws. Any attempt to Transfer any such securities not in compliance with this Agreement shall be null and void and neither the Company nor any transfer agent shall give any effect in the Company's stock records to such attempted Transfer.

         (c) No Stockholder or group of Stockholders party hereto shall Transfer any interest in any Securities now or hereafter owned by it, comprising more than 15% of the Fully Diluted Common Stock, in a single transaction or a series of related transactions, to any Person or group of Persons that is a "person" as such term is used in Section 13(d)(3) under the Exchange Act (other than the Exempt Transferees) except for a Transfer of Securities pursuant to, or otherwise permitted under, Sections 6, 9 or 15 hereof.

         (d) Except for Transfers of Securities pursuant to Sections 9, 10, 11 and 15 hereof, until the date on which the Common Stock is Actively Publicly Traded, no Transfers by a Stockholder of any interest in any Securities permitted by this Agreement shall be effective unless and until the recipient of such Securities has delivered to the Company a written acknowledgment and agreement in form and substance reasonably satisfactory to the Company that the Securities to be received by such recipient are subject to all the provisions of this Agreement and that such recipient is bound by the obligations herein as a Stockholder.

         (e) Notwithstanding the other provisions of this Agreement, no Transfer of any interests in PF Telecom Shares, Treg Shares, GLW Shares, Home Run Warrants or Dark Fiber Warrants is permitted except pursuant to Section 6(a), 6(b) and 6(d).

         (f) Notwithstanding any other provision of this Agreement, prior to any Transfer of Securities before the Common Stock is Actively Publicly Traded, the transferring Stockholder must notify the Company and Koch in writing of its intention to effect such a Transfer (a "TRANSFER NOTICE"). The Stockholder shall not be permitted to effect such a Transfer if (a) such Transfer would constitute a Transfer to William I. Koch or Frederick Koch, any member of the immediate family of William I. Koch or Frederick Koch (spouse, children, or grandchildren), or any partnership (general or limited), corporation, association, joint stock company, trust, family trust, joint venture, unincorporated organization or other entity of any type or nature, that directly, or indirectly through one or more intermediaries, is controlled, or is under common control with William I. Koch or Frederick Koch, or any member of the immediate family of William I. Koch or Frederick Koch (a "WILLIAM OR FREDERICK KOCH TRANSFER") and (b) within 15 business days following receipt of such Transfer Notice, the Company or Koch shall have notified such Stockholder in writing that the proposed Transfer would constitute a William or Frederick Koch Transfer and is therefore prohibited by this Section 5(f). For purposes of the foregoing, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities, by agreement or otherwise.

         (g) Notwithstanding the other provisions of this Agreement, prior to the date on which the Common Stock is Actively Publicly Traded, no Transfer of any interests in Securities by an Initial Stockholder or an Odyssey Co-Investor aggregating less than 2.5% of such Initial Stockholder's or Odyssey Co-Investor's interest in the Securities (including Equivalent Shares), calculated as of the date of acquisition, shall be permitted.

         (h) Notwithstanding the other provisions of this Agreement, prior to the Competitor Restriction Release Date, no Stockholder shall Transfer, without Cisco's prior written consent, any interests in Securities, PF Telecom Shares, Treg Shares, GLW Shares or First Union Securities to any of the Named Competitors, except in connection with a transaction pursuant to Section 9 or
Section 15 in which the holders of the Series B Senior Preferred Stock either
(i) receive in cash an amount equal at least $10.00 per Equivalent Share (subject to adjustment for stock splits, stock dividends, stock recombinations and similar transactions) or (ii) are entitled to exercise rights under Section 7 of the Series B Certificate and receive the full Change of Control Payment (as defined in the Series B Certificate) to which they would be entitled without regard to any comparable rights of holders of Notes pursuant to the Indenture or
Section 7(g) of the Series B Certificate.

6. PERMITTED TRANSFERS.

         (a) TRANSFERS TO PERMITTED TRANSFEREES. Notwithstanding any of the transfer restrictions set forth in Section 5, 7 or 8 (other than Sections 5(f) and 5(h)), any of the Odyssey Holders, Koch Holders, Warta Holders, GLW Holders, Treg Holders, Irwin Holders, PF Telecom Holders, First Union Holders, Cisco Holders, Cisco Co-Investor Holders or the Odyssey Co-Investor Holders may, at any time and without complying with such restrictions, Transfer any interest in any Securities, PF Telecom Shares, Treg Shares, GLW Shares or First Union Securities to any of their respective Permitted Transferees; PROVIDED, HOWEVER, that no such Transfer shall be effective until (i) such Permitted Transferee has delivered to the Company a written acknowledgment and agreement in form and substance reasonably satisfactory to the Company that the Securities, PF Telecom Shares, Treg Shares or First Union Securities to be received by such Permitted Transferee are subject to all the provisions of this Agreement and that such Permitted Transferee is bound hereby and a party hereto as a Stockholder and
(ii) in the case of a Transfer by any Individual Stockholder (an "INDIVIDUAL TRANSFEROR"), the Permitted Transferee has executed and delivered an irrevocable proxy to the Individual Transferor, in form and substance reasonably satisfactory to the Company, whereby the voting rights with respect to such Securities are retained by (a) Irwin (or, if Irwin shall no longer be a Stockholder as a result of Irwin's death, the holder of the Securities that were held by Irwin immediately prior to Irwin's death), if such Individual Transferor is a member of the Irwin Group or (b) Warta (or, if Warta shall no longer be a Stockholder as a result of Warta's death, the holder of the Securities that were held by Warta immediately prior to Warta's death), if such Individual Transferor is a member of the Warta Group.

         (b) CO-INVESTOR TRANSFERS.

             (i) ODYSSEY CO-INVESTOR TRANSFERS. Notwithstanding any of the transfer restrictions set forth in Section 5, 7 or 8 (other than Section 5(f) and 5(h)), the Odyssey Holders shall be permitted to Transfer Securities to any Odyssey Co-Investor at any time on or before October 29, 2000 without complying with such restrictions; PROVIDED, HOWEVER, that such Transfers shall be subject to the approval of each of Koch and PF Telecom, which consent shall not be unreasonably withheld; and PROVIDED FURTHER, that such Transfers shall not cause the Series A Senior Preferred Stock holdings of the Odyssey Holders to be reduced below $75,000,000 in aggregate initial liquidation preference (not including any dividends added thereto); and PROVIDED FURTHER, that no such Transfer shall be effective until such Odyssey Co-Investor has delivered to the Company a written acknowledgment and agreement in form and substance reasonably satisfactory to the Company that the Securities to be received by such Odyssey Co-Investor are subject to all the provisions of this Agreement and that such Odyssey Co-Investor is bound hereby and a party hereto as a Stockholder. For purposes of this Section 6(b)(i), each of Koch and PF Telecom consent to any one or more of the following as Odyssey Co-Investors: UBS Capital; any Affiliate of Credit Suisse First Boston; any Affiliate of First Union Corp.; Newcourt Capital; and General Electric Capital Corporation.

             (ii) CISCO CO-INVESTOR TRANSFERS. Notwithstanding any of the transfer restrictions set forth in Section 5, 7 or 8 (other than Section 5(f)), the Cisco Holders shall be permitted to Transfer Securities acquired pursuant to the Series B Subscription Agreement to Cisco Co-Investors at any time without complying with such restrictions; PROVIDED, HOWEVER, that any such Transfer to a Company Competitor shall be subject to the approval of the Company in accordance with Section 4(m); and PROVIDED FURTHER, that no Cisco Holder shall have entered into any agreement or arrangement with such Cisco Co-Investor with respect to the election of directors or the actions of any director nominated by the Cisco Holders on matters before the Board; and PROVIDED FURTHER, that no such Transfer shall be effective until such Cisco Co-Investor has delivered to the Company a written acknowledgment and agreement in form and substance reasonably satisfactory to the Company that the Securities to be received by such Cisco Co-Investor are subject to all the provisions of this Agreement (including the immediately preceding proviso) and that such Cisco Co-Investor is bound hereby and a party hereto as a Stockholder. Cisco shall provide the Company with not less than 10 days' prior notice of any Transfer of Securities, offer to Transfer Securities, solicitation of offers to Transfer Securities or engagement in activities related to the foregoing (collectively, "SYNDICATION ACTIVITIES"), and the Company shall provide the Cisco Holders with such cooperation as may reasonably be requested by the Cisco Holders in connection with such Syndication Activities, which cooperation, subject to the execution of a confidentiality agreement in customary form, shall consist of reasonable access to the management (including making members of management available in the close proximity of the place of business of any such member of management to meet prospective investors) and books and records of the Company during normal business hours upon reasonable prior notice.

         (c) SALES TO PUBLIC. Notwithstanding any of the transfer restrictions set forth in Section 5, 6(a), 7 or 8, after the date the Common Stock is Actively Publicly Traded, any Stockholder may Transfer any or all of such Securities in a Public Offering or to the public through a broker, dealer or market maker pursuant to Rule 144, subject to applicable lock-ups or applicable law without complying with such restrictions; PROVIDED that Block Transfers (other than by the Cisco Holders) will be subject to the tag-along rights set forth in Section 8.

         (d) APPROVED TRANSFERS. Notwithstanding any of the transfer restrictions set forth in Section 5, 7 or 8, any Stockholder may Transfer any interest in any Securities, PF Telecom Shares or Treg Shares without complying with such restrictions with the prior written consent of each of Odyssey, Koch, PF Telecom and Cisco.

         (e) FIRST UNION SECURITIES TRANSFER. Following the expiration of the restrictions set forth in Section 5(a) with respect to First Union Securities, subject to the provisions of Section 7, any First Union Holder may Transfer any interest in the First Union Warrants or any shares of Common Stock issued upon exercise thereof; provided that such Transfers comply with applicable federal and state securities laws and provided further, that no such Transfer prior to the date on which the Common Stock is Actively Publicly Traded shall be effective until the transferee has delivered to the Company a written acknowledgment and agreement in form and substance reasonably satisfactory to the Company that the First Union Warrants and any such shares of Common Stock issued upon exercise thereof to be received by such transferee are subject to all the provisions of this Agreement and that such transferee is bound hereby and a party hereto as a First Union Holder.

7. RIGHT OF FIRST OFFER.

         (a) If, at any time after October 29, 2001 and prior to the date the Common Stock is Actively Publicly Traded, any Stockholder or group of Stockholders party to this Agreement (other than the Cisco Holders) or any First Union Holder or group of First Union Holders (collectively, the "SELLING STOCKHOLDER") desires to sell any or all of its Securities or First Union Securities, as the case may be, to any other Person (which may include another Stockholder or First Union Holder), such Selling Stockholder (other than any First Union Holder or group of First Union Holders) shall promptly provide a written notice (the "SELLER'S NOTICE") to each of the other Odyssey Holders, PF Telecom Holders, Koch Holders, Odyssey Co-Investor Holders and the Cisco Co-Investor Holders (the "OFFEREE STOCKHOLDERS") and (whether the Selling Stockholder is or is not a First Union Holder or group of First Union Holders) to the Company. The Selling Stockholders may, for purposes of determining the recipients of the Seller's Notice, rely upon a list of securityholders provided by the Company (which the Company shall provide to any requesting securityholder promptly upon request). The Seller's Notice shall contain an irrevocable offer (the "OFFER") to sell to (i) the Offeree Stockholders, if the Selling Stockholder is any Person other than a First Union Holder or a group of First Union Holders, or (ii) the Company, if the Selling Stockholder is a First Union Holder or a group of First Union Holders, in the manner set forth below, such Securities or First Union Securities, as the case may be (the "OFFERED SECURITIES"), at a purchase price (the "OFFER PRICE") and on the terms and conditions set forth in the Seller's Notice (provided, that the consideration included in the Offer must be in the form of cash).

         (b) Upon receipt of the Seller's Notice, the Offeree Stockholders (or the Company, if the Selling Stockholder is a First Union Holder or group of First Union Holders) shall have the irrevocable and exclusive option to buy all, but not less than all, of the Offered Securities at the Offer Price on the terms and subject to the conditions of Section 7(c) (or, if the Selling Stockholder is a First Union Holder or group of First Union Holders, Sections 7(d) and 7(e)).

         (c) The provisions of this Section 7(c) shall apply only if the Selling Stockholder is a Person other than a First Union Holder or group of First Union Holders.

             (i) Promptly upon receipt of the Seller's Notice (but in no event later than five business days thereafter), the Company shall deliver to each Offeree Stockholder a notice (the "INITIAL COMPANY NOTICE") stating the number of Offered Securities that such Offeree Stockholder would have the option to purchase under Section 7(c), which number shall in each case be calculated as the product of (1) the number of Offered Securities, times (2) a fraction, the numerator of which shall be the number of Equivalent Shares represented by the Securities owned by such Offeree Stockholder and the denominator shall be the number of Equivalent Shares represented by the Securities owned by all Offeree Stockholders (the "PROPORTIONATE SHARE"). Within twenty (20) business days of receipt of the Initial Company Notice, each Offeree Stockholder who elects to participate shall deliver to the Company a written notice stating its election to participate and the maximum number of shares (up to all the Offered Securities) that it is willing to purchase, and such notice shall constitute an irrevocable commitment to purchase such shares, if any, as are allocated to such Offeree Stockholder pursuant to Section 7(c), up to such maximum number of shares.

             (ii) To the extent that any Offeree Stockholder has indicated that it will not fully subscribe for its Proportionate Share of the Offered Securities, the Company shall allocate all such shares not subscribed for to the Offeree Stockholders who have subscribed for more shares than their Proportionate Share (the "FULLY PARTICIPATING STOCKHOLDERS") in the proportion that the number of Equivalent Shares represented by the Securities each owns bears to the total number of Equivalent Shares represented by the Securities owned by all such Fully Participating Stockholders. If the number of shares so allocated to a Fully Participating Stockholder exceeds the maximum number of shares that it has indicated in its notice to the Company it is willing to subscribe for, then the Company shall allocate any excess over such maximum among all Fully Participating Stockholders who have subscribed for a maximum number of shares which exceeds the number of shares allocated to them pursuant to the preceding sentence, in the proportion that their respective holdings bear to the total number of Equivalent Shares represented by the Securities owned by all such Stockholders, and the Company shall follow this procedure, if necessary, until all shares available for purchase by the Offeree Stockholders have been allocated to them.

             (iii) If not all of the Offered Securities have been subscribed for (the "EXCESS SHARES") pursuant to the procedures set forth in Section 7(c)(ii), the Company shall deliver to each Offeree Stockholder a notice stating that not all of the Offered Securities have been subscribed for and the additional number of Offered Securities that such Offeree Stockholder will have the option to purchase under this Section 7(c)(iii), which number shall in each case be calculated as the product of (1) the number of Excess Shares, times (2) a fraction, the numerator of which shall be the number of Equivalent Shares represented by the Securities owned by such Offeree Stockholder and the denominator of which shall be the number of Equivalent Shares represented by the Securities owned by all Offeree Stockholders. If the number of Excess Shares so allocated to an Offeree Stockholder exceeds the maximum number of Excess Shares that it has indicated in its notice to the Company it is willing to subscribe for, then the Company shall allocate any excess over such maximum among all Offeree Stockholders who have subscribed for a maximum number of Excess Shares which exceeds the number of Excess Shares allocated to them pursuant to the preceding sentence, in the proportion that their respective holdings bear to the total number of Equivalent Shares represented by the Securities owned by all such Stockholders, and the Company shall follow this procedure, if necessary, until all shares available for purchase by the Offeree Stockholders have been allocated to them. If, following the completion of the procedures set forth in this clause (iii), not all of the Offered Securities have been subscribed for, then the Selling Stockholder shall have the rights set forth in Section 7(e).

         (d) The Company shall promptly, and in any event within thirty-five
(35) business days of the Seller's Notice, notify the Selling Stockholder and each Offeree Stockholder in writing concerning the final allocation of the Offered Securities subject to options pursuant to Section 7(c) or, if the Selling Stockholder is a First Union Holder or a group of First Union Holders, concerning whether the Company elects to exercise its rights under Section 7(b) (the "FINAL COMPANY NOTICE"). Such notice to the Selling Stockholder shall be deemed the irrevocable exercise of such options on behalf of each purchaser named therein.

         (e) SELLER'S RIGHTS TO TRANSFER. If the Seller's Notice shall be duly given, and if the option to purchase the Offered Securities at the Offered Price as provided in Section 7(c) (or, if the Selling Stockholder is a First Union Holder or group of First Union Holders, Section 7(b)) shall not have been exercised, or if the amount of Securities with respect to which all options have been exercised is less than the amount of Offered Securities, then, subject to Section 8, the Selling Stockholder shall be free, for a period of 120 days from the earlier of (i) the 45th day following the date of the Seller's Notice, and (ii) the date the Selling Stockholder shall have received written notice from the Company stating the intention of the Offeree Stockholders (or the Company, if the Selling Stockholder is a First Union Holder) not to exercise the options granted under Section 7 (such earlier date being the "RELEASE DATE"), to sell the Offered Securities to any Person, as long as the Offered Securities so sold are sold at a price equal to or greater than the Offered Price and on substantially the same terms and conditions; PROVIDED, that no such Transfer shall be effective until the transferee has delivered to the Company a written acknowledgment and agreement in form and substance reasonably satisfactory to the Company that the Securities to be received by such transferee are subject to all the provisions of this Agreement and that such transferee is bound hereby and a party hereto as a Stockholder.

         (f) CLOSING DATE. In the case of the purchase by the Offeree Stockholders of the Offered Securities pursuant to this Section 7, the parties to such purchase shall close such transaction on the 45th day after the later of the date the Final Company Notice is received and the date of receipt of any required regulatory approvals (and if such day is not a business day, then the following business day) at the principal executive office of the Company, or at such other place or time as the parties may agree. If all such Offered Securities are not duly purchased by the Offeree Stockholders (or the Company, if the Selling Stockholder is a First Union Holder), the Selling Stockholder shall not be obligated to sell any of such Offered Securities to the Offeree Stockholders (or the Company, if the Selling Stockholder is a First Union Holder) and the provisions of Section 7(e) shall apply in respect of such Offered Securities.

         (g) EXCEPTIONS. The provisions of this Section 7 shall not apply to the following:

             (i) Any Transfer of Securities pursuant to Section 6, 9, 10, 11 or 15;

             (ii) Any Transfer of First Union Securities pursuant to Section 6, 9, 10, 11 or 15;

             (iii) Any Transfer of Securities or First Union Securities by a Tag-Along Offeree pursuant to Section 8; or

             (iv) Any Transfers of Securities by an Initial Stockholder or any Odyssey Co-Investor Transferee aggregating not more than 10% of the Stockholder's or Odyssey Co-Investor Transferee's interest in the Securities (including Equivalent Shares) calculated as of the date of acquisition.

8.  "TAG-ALONG" RIGHT.

         (a) In the event that any Stockholder or group of Stockholders party to this Agreement (other than the Cisco Holders) propose to sell for cash or any other consideration Securities owned by it or them (such Persons, the "PROPOSED SELLERS"), in each such case, to any Person or group of Persons (a "PROPOSED PURCHASER"), after expiration of the periods in Section 7(c) and 7(d), if applicable, the Proposed Sellers will promptly notify (i) each other Odyssey Holder, Koch Holder, PF Telecom Holder, Odyssey Co-Investor Holder, First Union Holder,

AT&T Holder and Cisco Co-Investor Holder and (ii) any other Person listed on Exhibit A attached hereto (it being understood that such Exhibit may be amended, modified, extended or terminated pursuant to Section 19) that has the right to participate in the Proposed Sale (as defined below) by the Proposed Seller or Proposed Sellers, whether or not pursuant to this Agreement (collectively, the "TAG-ALONG OFFEREES") and the members of each other Stockholder Group, if any, in writing (a "TAG-ALONG NOTICE") of such proposed sale (a "PROPOSED SALE") and the material terms of the Proposed Sale as of the date of the Tag-Along Notice (the "MATERIAL TERMS"). The Proposed Sellers may, for purposes of determining the recipients of the Tag-Along Notice, rely upon a list of securityholders provided by the Company (which the Company shall provide to any requesting securityholder promptly upon request). If within 15 days of the receipt by the Tag-Along Offerees of the Tag-Along Notice, the Proposed Seller receives a written request (a "TAG-ALONG REQUEST") to include shares of Common Stock (in the case of (i) a Proposed Sale in which the Proposed Sellers are proposing to sell shares of Common Stock or (ii) a Qualifying Tag-Along Sale) or shares of Senior Preferred Stock (in the case of a Proposed Sale in which the Proposed Sellers are proposing to sell shares of Senior Preferred Stock (the "TAG-ALONG SECURITIES") held by one or more Tag-Along Offerees (including without limitation, (i) shares of Common Stock that will be acquired upon the exercise of any Options and (ii) shares of Common Stock that will be acquired upon the conversion of any Convertible Securities, including, without limitation, the Senior Preferred Stock, the Home Run Warrants, the Dark Fiber Warrants and the Cisco Warrants) in the Proposed Sale, the Tag-Along Securities so held by such Tag-Along Offerees shall be so included as provided herein, and the Proposed Seller shall not be permitted to complete such Proposed Sale unless such Tag-Along Securities are so included in such Transfer; PROVIDED, HOWEVER, that any Tag-Along Request shall be irrevocable unless (x) there shall be an adverse change in the Material Terms or (y) otherwise mutually agreed to in writing by such Tag-Along Offerees and the Proposed Seller. In the case of a Qualifying Tag-Along Sale, the Proposed Purchaser may not offer to the Tag-Along Offerees proposing to sell Common Stock consideration at a price per Equivalent Share that is less than 75% of the price per Equivalent Share offered to the Proposed Seller or Proposed Sellers. If the Proposed Purchaser is unwilling to offer the Tag-Along Offerees a price per Equivalent Share that is greater than or equal to 75% of the price per Equivalent Share offered to the Proposed Seller or Proposed Sellers, then (a) the requirement to include such Tag-Along Securities shall be deemed not to have been satisfied, (b) the Tag-Along Offerees (other than the Cisco Co-Investor Holders) shall not be permitted to sell Securities to the Proposed Purchaser or its Affiliates for a period of one year from the date of the Tag-Along Notice, except pursuant to another Qualifying Tag-Along Sale and
(c) the Cisco Co-Investor Holders shall be free to sell shares of Senior Preferred Stock to the Proposed Purchaser for a period of one year from the date of the Tag-Along Notice without complying with the provisions of this Section 8; PROVIDED, HOWEVER, that if the Cisco Co-Investor Holders complete any such sale after the first anniversary of the date of the Tag-Along Notice, or at any time at a price per Equivalent Share that is greater than 125% of the price per Equivalent Share included in the Tag-Along Notice with respect to the Series A Senior Preferred Stock, then such Cisco Co-Investor Holders shall be deemed to be "Proposed Sellers" for purposes of this Section 8, and such sale shall be subject to the rights of participation set forth herein. The requirement that the Proposed Purchaser offer the Tag-Along Offerees a price per Equivalent Share that is greater than or equal to 75% of the price per Equivalent Share offered to the Proposed Seller or Proposed Sellers may be waived by a majority vote of both the PF Telecom Holders (voting as a separate group) and the Koch Holders (voting as a separate group). The parties agree to use good faith in the interpretation and administration of this
Section 8(a).

         (b) The number of Tag-Along Securities that each Tag-Along Offeree will be permitted to include in a Proposed Sale pursuant to a Tag-Along Request will be the product of (i) the number of Tag-Along Securities then held by such Tag-Along Offeree multiplied by (ii) a fraction, (A) the numerator of which is the number of Equivalent Shares represented by the Securities which the Proposed Seller or Proposed Sellers propose to sell in the Proposed Sale, and (B) the denominator of which is the number of Equivalent Shares represented by all Securities outstanding as of such date held by the Proposed Seller or Proposed Sellers and all Tag-Along Offerees. Notwithstanding the foregoing, it is the parties' intention that the rights of holders of Common Stock to participate in a Qualifying Tag-Along Sale shall not affect the number of shares of Series B Senior Preferred Stock that otherwise would be eligible to be sold in a Proposed Sale, but shall instead reduce proportionately the number of shares of Series A Senior Preferred Stock that may be sold in such Proposed Sale; accordingly, in the case of a Qualifying Tag-Along Sale, the number of shares of Series B Senior Preferred Stock that may be sold shall be calculated assuming that only shares of Senior Preferred Stock are being sold in such Proposed Sale, and the amount of Securities that may be sold by the remaining Stockholders shall be calculated assuming that: (a) for purposes of the numerator referred to in clause (ii)(A) above, the total number of Equivalent Shares subject to the Proposed Sale equals
(i) the amount reflected in the Tag-Along Notice less (ii) the number of Equivalent Shares represented by the lesser of (A) the shares of Series B Senior Preferred Stock that may be sold in such Qualifying Tag-Along Sale (determined as provided above) and (B) the shares of Series B Senior Preferred Stock included in the Tag-Along Requests provided by the holders of Series B Senior Preferred Stock; and (b) for purposes of the denominator referred to in clause
(ii)(B) above, no holder of Series B Senior Preferred Stock is a Tag-Along Offeree.

         (c) Except as may otherwise be provided herein, the Tag-Along Securities will be included in a Proposed Sale pursuant hereto and to any agreements with the Proposed Purchaser relating thereto, on the same terms and subject to the same conditions applicable to the holders of the same type of securities included in the Proposed Sale (assuming, in the case of the First Union Warrants, the Home Run Warrants, the Dark Fiber Warrants and the Cisco Warrants, the exercise thereof). Such terms and conditions shall include, without limitation, the sale consideration; the payment of fees, commissions and expenses; the provision of, and representation and warranty as to, information requested of the Proposed Seller or Proposed Sellers; and (with respect to the Odyssey Holders, the PF Telecom Holders, the Koch Holders and any other holder of securities of the Company (including Equivalent Shares) representing 10% or more of the Fully Diluted Common Stock) the provision of requisite indemnifications; PROVIDED, HOWEVER, that any indemnification provided by the Tag-Along Offerees shall (i) be determined pro rata in proportion with the aggregate number of Securities (including the Tag-Along Securities) to be sold in the Proposed Sale and (ii) not be structured in a way so as to require additional contributions from the Tag-Along Offerees; and PROVIDED FURTHER, that no holder of securities of the Company (including Equivalent Shares) representing less than 10% of the Fully Diluted Common Stock shall be required to make any representation or warranty other than with respect to such holder's ownership of the Securities to be sold in the proposed sale.

         (d) Upon delivering a Tag-Along Request, each Tag-Along Offeree will, if requested by the Proposed Seller, execute and deliver a custody agreement and power of attorney in form and substance satisfactory to the Proposed Seller (a "CUSTODY AGREEMENT AND POWER OF ATTORNEY") with respect to the Tag-Along Securities which are to be included in the Proposed Sale pursuant hereto. The Custody Agreement and Power of Attorney will provide that the Tag-Along Offeree will deliver to and deposit in custody with the custodian and attorney-in-fact named therein a certificate or certificates representing such Tag-Along Securities (duly endorsed in blank by the registered owner or owners thereof or accompanied by duly executed stock powers in blank) and irrevocably appoint said custodian and attorney-in-fact as such Tag-Along Offeree's agent and attorney-in-fact with full power and authority to act under a custody agreement and power of attorney on behalf of the such Tag-Along Offeree with respect to the matters specified herein. Notwithstanding the provisions of this Section 8(d), a Tag-Along Offeree may, at its option and in lieu of delivering a Custody Agreement and Power of Attorney, deliver to the Proposed Seller such other assurance as may be reasonably acceptable to the Proposed Seller of such Tag-Along Offeree's ability to complete the Proposed Sale on the date selected by the Proposed Seller for completion hereof.

         (e) Each Tag-Along Offeree agrees that he or she will execute such other agreements as the Proposed Seller or Proposed Purchaser may reasonably request in connection with the consummation of a Proposed Sale and Tag-Along Request and the transactions contemplated thereby.

         (f) EXCEPTIONS. The provisions of this Section 8 shall not apply to the following:


             (i) Any Transfer of Securities pursuant to Section 6, 9, 10, 11 or 15;

             (ii) Any Transfers of Securities by an Initial Stockholder, any Odyssey Co-Investor Transferee or Cisco Co-Investor Holder aggregating not more than 10% of such Stockholder's interest in the Securities (including Equivalent Shares) calculated as of the date of acquisition; and

             (iii) Any Transfer of Securities after the date on which the Common Stock is Actively Publicly Traded, that is not a Block Transfer.

         (g) Notwithstanding any other provision of this Section 8, no Transfer made pursuant to this Section 8 shall be effective until the transferee has delivered to the Company a written acknowledgment and agreement in form and substance reasonably satisfactory to the Company that the Securities to be received by such transferee are subject to all the provisions of this Agreement and that such transferee is bound hereby and a party hereto as a Stockholder.

         (h) The Company hereby acknowledges that the shares of Common Stock issuable upon exercise of the AT&T Warrants are subject to tag-along rights similar to those set forth in this Section 8 ("AT&T TAG-ALONG Rights"). Upon any proposed transfer of such shares of Common Stock by any AT&T Holder which is subject to AT&T Tag-Along Rights, the Company shall notify the holders of securities entitled to participate in such transfer pursuant to the terms of the AT&T Tag-Along Rights and shall enforce such AT&T Tag-Along Rights on behalf of, and at the direction of, such holders.

9. "DRAG-ALONG" RIGHT.

         (a) In the event that at any time prior to the date on which the Common Stock is Actively Publicly Traded, (i) Odyssey, Koch, PF Telecom or Cisco, or any Odyssey Holder, Koch Holder, PF Telecom Holder or Cisco Holder designated in writing by Odyssey, Koch, PF Telecom or Cisco, as the case may be, proposes to initiate a Company Sale pursuant to the Company Sale Right contained in Section 15 hereof or (ii) there is a sale, lease, transfer, conveyance or other disposition (including, without limitation, any merger or consolidation), in a single transaction, of all or substantially all of the equity interests or assets of the Company and its Subsidiaries taken as a whole, which is approved by the Board pursuant to Section 4 hereof, the applicable Stockholder, in the case of a transaction pursuant to clause (i) hereof, or the Company, in the case of a transaction pursuant to clause (ii) hereof (each, a "DRAG-ALONG INITIATOR"), may require (a "DRAG-ALONG RIGHT") all Stockholders and all First Union Holders (collectively, "DRAG-ALONG HOLDERS") to participate in such transaction in accordance with the terms of this Section 9 (any transaction involving the exercise of such Drag-Along Right shall be referred to as a "DRAG-ALONG SALE"); PROVIDED, that the approval of the holders of each series of Senior Preferred Stock (each voting as a separate class) shall be required for any Drag-Along Sale that, if structured as a merger, would have required the approval of such holders pursuant to Section 6(f) of the applicable Certificate of Designations as in effect on the date hereof. The Drag-Along Initiator shall provide the Stockholders and the First Union Holders written notice (a "DRAG-ALONG NOTICE") of such Drag-Along Sale and the material terms thereof not less than 25 days prior to the proposed date of the Drag-Along Sale (the "DRAG-ALONG SALE DATE") and each of the Drag-Along Holders hereby agrees to sell to such Proposed Purchaser all Securities, First Union Securities, Options or Convertible Securities held by such Drag-Along Holder. No Drag-Along Holder shall exercise any dissenter's rights with respect to the consummation of any such Drag-Along Sale.

         (b) On the Drag-Along Sale Date, each Drag-Along Holder shall deliver a certificate or certificates for its Securities, First Union Securities, Options or Convertible Securities, duly endorsed for transfer with signatures guaranteed, to such Proposed Purchaser in the manner and at the address indicated in the Drag-Along Notice against delivery of the purchase price for such Securities, First Union Securities, Options or Convertible Securities. The provisions of this Section 9 shall apply regardless of the form of consideration in the Drag-Along Sale.

         (c) Securities, First Union Securities, Options or Convertible Securities subject to a Drag-Along Right will be included in a Drag-Along Sale pursuant hereto and to any agreements with the Proposed Purchaser relating thereto, on the same terms and subject to the same conditions applicable to holders of the same type of securities included in the Drag-Along Sale. Such terms and conditions shall include, without limitation, the consideration; the payment of fees, commissions and expenses; the provision of, and representation and warranty as to, information requested of the Drag-Along Initiators; and the provision of requisite indemnifications; PROVIDED, HOWEVER, that any indemnification provided by the Drag-Along Holders shall (i) be determined pro rata in proportion with the aggregate number of Securities, First Union Securities, Options and Convertible Securities to be sold in the Drag-Along Sale and (ii) not be structured in a way so as to require additional contributions from the Drag-Along Holders.

         (d) Each of the Drag-Along Holders will, if requested by the Drag-Along Initiators, execute and deliver a Custody Agreement and Power of Attorney in form and substance satisfactory to Drag-Along Initiators with respect to the Securities, First Union Securities, Options or Convertible Securities which are to be included in the Drag-Along Sale pursuant hereto. The Custody Agreement and Power of Attorney will provide that the Drag-Along Holder will deliver to and deposit in custody with the custodian and attorney-in-fact named therein a certificate or certificates representing such Securities, First Union Securities, Options or Convertible Securities (duly endorsed in blank by the registered owner or owners thereof or accompanied by duly executed stock powers in blank) and irrevocably appoint said custodian and attorney-in-fact as such Drag-Along Holder's agent and attorney-in-fact with full power and authority to act under a custody agreement and power of attorney on behalf of such Drag-Along Holder with respect to the matters specified herein.

         (e) Each Drag-Along Holder agrees that he or she will execute such other agreements as Drag-Along Initiators or the Proposed Purchaser may reasonably request in connection with the consummation of a Drag-Along Sale and the transactions contemplated thereby; provided, however, that Koch shall not be required to make any modification to the Koch Agreements.

         (f) In order to effect the provisions of this Section 9, each Drag-Along Holder hereby irrevocably constitutes and appoints: each Initiating Holder, in the case of a transaction specified in Section 9(a)(i); or the Board, in case of a transaction specified in Section 9(a)(ii), as attorney and proxy, with, subject to the consent of each Initiating Holder or the Company, as applicable, full power of substitution, to receive all notices, and to represent, vote and consent, with respect to all Securities, First Union Securities, Options or Convertible Securities held by such Drag-Along Holder, in such manner as said proxies may, in the exercise of their sole and absolute discretion, determine, and without any prior notice to such Drag-Along Holder (provision of such notice concurrently or promptly after the taking of any such action being deemed sufficient for all purposes and any requirement for prior notice being expressly waived by such Drag-Along Holder), whether or not said representation, vote or consent benefits the interests of any of said proxies, but only with respect to any and all of the matters specified in this Section 9. Notwithstanding the foregoing, no Cisco Holder shall be required to deliver a proxy or consent in connection with any transaction which (a) required the consent of Cisco pursuant to Section 4(l) or 5(h) and (b) is undertaken without the consent of Cisco pursuant to Section 4(l) or 5(h).

10.  DEMAND REGISTRATION.

         (a) Subject to Section 10(d), at any time after 180 days from the effective date of an Initial Public Offering (or such lesser period of time as agreed between the managing Underwriter in such Initial Public Offering and the Company), any one or more of (i) the Odyssey Holders, (ii) the Koch Holders,
(iii) PF Telecom or a group of other PF Telecom Holders which certifies that it represents not less than 25% of the Securities then held by the PF Telecom Holders, (iv) the Cisco Holders or (v) UBS Capital, may make a written request (any such requesting Person or a group of Persons, as the case may be, a "DEMAND SELLER") that the Company effect the registration under the Securities Act of such Demand Seller's Registrable Securities, and specifying the intended method of disposition thereof. The Company will promptly give written notice of such requested registration (a "DEMAND REGISTRATION") at least 25 business days prior to the anticipated filing date of the registration statement relating to such

Demand Registration to all other holders of Registrable Securities (whether or not pursuant to this Agreement) who have incidental or piggy-back registration rights (each such holder having such rights is hereinafter referred to as a "HOLDER" and collectively as the "HOLDERS"), and thereupon will use its best efforts to effect, as expeditiously as possible, the registration under the Securities Act of:

             (i) the Registrable Securities then held by the Demand Sellers that the Company has been so requested to register by the Demand Sellers; and

             (ii) subject to Section 10(c), all other Registrable Securities that any other Holder has requested the Company register by written request received by the Company within 15 business days after the receipt by each such Holders of such written notice given by the Company;

all to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered.

         (b) The Company will pay all Registration Expenses in connection with any Demand Registration. Each Holder shall be responsible for the payment of any discounts and/or commissions of underwriters or placement agents in connection with resales of its shares of Common Stock subject to any Demand Registration pursuant to this Section 10.

         (c) If a Demand Registration involves an underwritten Public Offering and the managing Underwriter shall advise the Company and the Demand Sellers that, in its view, the number of shares of Common Stock requested to be included in such registration, including shares of Registrable Securities requested to be included by Holders in such registration and Common Stock which the Company proposes to be included which are not Registrable Securities, exceeds the largest number of shares of Common Stock which can be sold without having a substantial adverse effect on such offering, including, without limitation, the price at which such shares of Common Stock can be sold (the "MAXIMUM OFFERING SIZE"), the Company will include in such registration, in the priorities listed below, up to the Maximum Offering Size:

             (i) first, all Registrable Securities requested to be included in such registration by the Demand Sellers and all Registrable Securities, if any, to be included in such registration by the Holders (allocated if necessary for the Public Offering not to exceed the Maximum Offering Size, pro rata among the Demand Sellers and the Holders on the basis of the relative number of Registrable Securities requested to be included in such registration by the Demand Sellers and the Holders); and

             (ii) second, any Common Stock proposed to be registered by the Company.

         (d) Notwithstanding the foregoing, the Company shall not be obligated to take any action to effect any Demand Registration pursuant to this Section 10: (i) if the Demand Seller is any Odyssey Holder and the Company has previously effected two (2) Demand Registrations in which one or more Odyssey Holders were Demand Sellers; (ii) if the Demand Seller is any Koch Holder and the Company has previously effected two (2) Demand Registrations in which one or more Koch Holders were Demand Sellers; (iii) if the Demand Seller is any PF Telecom Holder and the Company has previously effected two (2) Demand Registrations in which one or more

PF Telecom Holders were Demand Sellers; (iv) if the Demand Seller is any Cisco Holder and the Company has previously effected two (2) Demand Registrations in which one or more Cisco Holders were Demand Sellers; and (v) if the Demand Seller is UBS Capital and the Company has previously effected one (1) Demand Registration in which UBS Capital was a Demand Seller.

         (e) A registration of securities by the Company shall not be considered as a Demand Registration hereunder unless (i) a registration statement filed pursuant to this Section 10 has been declared effective by the SEC and maintained continuously effective for a period of at least six months (or such shorter period as will terminate when all Registrable Securities included therein have been sold in accordance with such registration statement), and (ii) the shares of Common Stock registered pursuant to such registration statement include at least 70% of the Registrable Securities requested to be registered by the Demand Seller.

         (f) Any Transfer of Registrable Securities pursuant to this Section 10 shall not be subject to the provisions of Section 7 and 8.

11. PIGGY-BACK REGISTRATION.

         (a) If, at any time after the Initial Public Offering, the Company proposes to register any of its Common Stock under the Securities Act (other than a registration (i) on Form S-8 or Form S-4 or any successor or similar forms, (ii) relating to Common Stock issuable upon exercise of employee stock options or in connection with any employee benefit or similar plan of the Company, (iii) in connection with a direct or indirect acquisition by the Company of another company), whether or not for sale for its own account, it will each such time give prompt written notice at least 20 days prior to the anticipated filing date of the registration statement relating to such registration to each of the Odyssey Holders, Koch Holders, PF Telecom Holders, the Odyssey Co-Investor Holders, the Cisco Co-Investor Holders, the First Union Holders and the Cisco Holders (the "PIGGY-BACK STOCKHOLDERS"), which notice shall set forth such Piggy-Back Stockholder's rights under this Section 11 and shall, subject to the provisions of Section 11(b), offer such Piggy-Back Stockholders the opportunity to include in such registration statement such number of Registrable Securities as each such Piggy-Back Stockholder may request. Subject to the foregoing, upon the written request of any Piggy-Back Stockholder made within 10 days after the receipt of notice from the Company (which request shall specify the number of Registrable Securities intended to be disposed of by such Piggy-Back Stockholder and the intended method of disposition thereof), the Company will use its best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by such Piggy-Back Stockholders, to the extent required to permit the disposition of the Registrable Securities so to be registered; PROVIDED that (A) if such registration involves an underwritten Public Offering, all such Piggy-Back Stockholders requesting to be included in the Company's registration must sell their Registrable Securities to the Underwriters as provided in Section 14(a)(viii) on the same terms and conditions as apply to the Company and (B) if, at any time after giving written notice of its intention to register any Registrable Securities pursuant to this
Section 11(a) and prior to the effective date of the registration statement filed in connection with such registration, the Company or, if pursuant to
Section 10, the Demand Sellers, shall determine for any reason not to register such Registrable Securities, the Company shall give written notice to all such Piggy-Back Stockholders and, thereupon, shall be relieved of its obligation to register any Registrable Securities pursuant to this Section 11 in connection with such registration. No registration effected under this
Section 11 shall relieve the Company of its obligations to effect a Demand Registration to the extent required by Section 10. The Company will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 11. Each Piggy-Back Stockholder shall be responsible for the payment of any discounts and/or commissions of underwriters or placement agents in connection with resales of its shares of Common Stock subject to any registration pursuant to this Section 11.

         (b) If a registration pursuant to this Section 11 involves an underwritten Public Offering (other than in the case of an underwritten Public Offering requested by any Demand Seller in a Demand Registration, in which case the provisions with respect to priority of inclusion in such offering set forth in Section 10(c) shall apply) and the managing Underwriter advises the Company that, in its view, the number of shares of Common Stock that the Company, the Piggy-Back Stockholders and the Holders (other than the Piggy-Back Stockholders) intend to include in such registration exceeds the Maximum Offering Size, the Company will include in such registration, in the following priority, up to the Maximum Offering Size:

             (i) first, so much of the Common Stock proposed to be registered by the Company as would not cause the offering to exceed the Maximum Offering Size; and

             (ii) second, all Registrable Securities requested to be included in such registration by the Holders (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Holders on the basis of the relative number of shares of Registrable Securities so requested to be included in such registration).

         (c) Any Transfer of Registrable Securities pursuant to this Section 11 shall not be subject to the provisions of Section 7 and 8.

12. HOLDBACK AGREEMENTS.

         Each Stockholder agrees that for so long as such Stockholder owns any Registrable Securities, if any shares of Common Stock (or securities convertible into or exchangeable or exercisable for Common Stock) are offered pursuant to an initial Public Offering (other than a registration (i) on Form S-8 or Form S-4 or any successor or similar forms, (ii) relating to Common Stock issuable upon exercise of employee stock options or in connection with any employee benefit or similar plan of the Company, (iii) in connection with a direct or indirect acquisition by the Company of another company), such Stockholder will not, subject to any exceptions agreed to by the managing Underwriter and the Company, effect any sale or distribution, including, without limitation, any sale pursuant to Rule 144 or any successor provision under the Securities Act, of any Common Stock, and will not effect any sale or distribution of any stock convertible into or exchangeable or exercisable for any Common Stock of the Company (in each case, other than as part of such initial Public Offering) during the 14 days prior to the effective date of such registration statement or during the period after such effective date equal to the lesser of (i) such period of time as agreed between such managing Underwriter in such initial Public Offering and the Company and (ii) 180 days from the effective date of such registration statement, PROVIDED, HOWEVER, that the directors and executive officers of the Company are otherwise bound by similar agreements and none of such agreements have been waived by the managing Underwriter.

13. REGISTRATION PROCEDURES.

         (a) REGISTRATION PROCEDURES. Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company will use all reasonable efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof and pursuant thereto the Company will as expeditiously as possible:

             (i) in the case of a registration pursuant to Section 10 or 11 hereof, prepare and file within 90 days of such request with the SEC a registration statement with respect to such Registrable Securities including all exhibits and financial statements required by the SEC on any form for which the Company then qualifies and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use all reasonable efforts to cause such registration statement to become effective;

             (ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus and in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement, or any such amendment or supplement reasonably requested by any participating holder of Registrable Securities;

             (iii) notify each holder of Registrable Securities being so registered and counsel for such holders promptly and, if requested by such holder or such holder's counsel, confirm such advice in writing promptly (A) when a registration statement has become effective with respect to such Registrable Securities and when any post-effective amendments and supplements thereto become effective, (B) of any request by the SEC or any state securities authority for post-effective amendments and supplements to any such registration statement and prospectus or for additional information after the registration statement has become effective, (C) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of any such registration statement or the initiation of any proceedings for that purpose, (D) if, between the effective date of any such registration statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Company contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to such offering cease to be true and correct in all material respects,
         (E) of the receipt by the Company of any notification with respect to the suspension of the qualification of any such Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (F) of the happening of any event or the discovery of any facts during the period such registration statement is effective which makes any statement made in such registration statement or the related prospectus untrue in any material respect or which requires the making of any changes in such registration statement or prospectus in order to make the statements therein not misleading and (G) of any determination by the Company that a post-effective amendment to a registration statement would be appropriate;

             (iv) furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

             (v) use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction);

             (vi) use its reasonable best efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on a national securities exchange or quoted on any national quotation system;

             (vii) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

             (viii) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the underwriters reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a stock split or a combination of shares);

             (ix) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

             (x) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

             (xi) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in such registration statement for sale in any jurisdiction, the Company will use its reasonable best efforts promptly to obtain the withdrawal of such order;

             (xii) use its reasonable best efforts to obtain a comfort letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the holders of a majority of the Registrable Securities being sold reasonably request;

             (xiii) upon the occurrence of any event or the discovery of any facts, each as contemplated by Section 13(a)(iii)(A), (B), (C) and (F) hereof, use its best efforts to prepare a supplement or post-effective amendment to a registration statement or the related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such prospectus will not contain at the time of such delivery any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company agrees to notify each holder of Registrable Securities covered by such registration statement to suspend use of the prospectus as promptly as practicable after the occurrence of such an event, and each such holder hereby agrees to suspend use of the prospectus until the Company has amended or supplemented the prospectus to correct such misstatement or omission. At such time as such public disclosure is otherwise made or the Company determines that such disclosure is not necessary, in each case to correct any misstatement of a material fact or to include any omitted material fact, the Company agrees promptly to notify each such holder of such determination and to furnish each such holder such numbers of copies of the prospectus, as amended or supplemented, as such holder may reasonably request;

             (xiv) cause the senior executive officers of the Company to participate in the customary "road show" presentations that may be reasonably requested by the holders of Registrable Securities or the managing Underwriter and otherwise facilitate, cooperate with and participate in each proposed offering and customary selling efforts related thereto; and

             (xv) in the event that any broker-dealer registered under the Exchange Act shall underwrite any Securities or participate as a member of an underwriting syndicate or selling group or "assist in the distribution" (within the meaning of the Conduct Rules (the "RULES") of the NASD thereof, whether as a holder of such Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, assist such broker-dealer in complying with the requirements of such Rules, including, without limitation, by
         (i) if such Rules, including Rule 2720, shall so require, engaging a "qualified independent underwriter" (as defined in Rule 2720) to participate in the preparation of the Registration Statement relating to such Securities, to exercise usual standards of due diligence in respect thereto and, if any portion of the offering contemplated by such Registration Statement is an underwritten offering or is made through a placement or sales agent to recommend the yield of such Securities, (ii) indemnifying any such qualified independent underwriter to the extent of the indemnification of underwriters provided in Section 13(c) hereof and (iii) providing such information to such broker-dealer as may be required in order for such broker-dealer to comply with the requirements of the Rules.

         (b) STOCKHOLDER INFORMATION; STOCKHOLDER COVENANT. The Company may require each holder of Registrable Securities being registered pursuant to this Agreement to promptly furnish in writing to the Company such information regarding the plan of distribution of such Registrable Securities and such other information as the Company may from time to time reasonably request in connection with such registration. Each holder of Registrable Securities covered by such registration statement agrees that, upon receipt of any notice from the Company of the happening of any event or the discovery of any facts, each of the kind described in Section 13(a)(iii)(B)-(F) hereof, such holder will forthwith discontinue disposition of Registrable Securities pursuant to such registration statement until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 13(a)(xiii) hereof.

         (c) INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify and hold harmless (i) each holder of Registrable Securities being registered pursuant to Section 10 or Section 11, (ii) each Person, if any, who controls each such holder within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act (any of the persons referred to in this clause
(ii) being hereinafter referred to as a "controlling person") and (iii) the respective officers, directors, partners, employees, representatives and agents of any such holder of Registrable Securities or any controlling person (any person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an "INDEMNIFIED PERSON") from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Indemnified Person), directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to such Registrable Securities (or any amendment or supplement thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company by or on behalf of such Indemnified Person expressly for use therein. The Company also agrees to reimburse each Indemnified Person for any and all fees and expenses (including, without limitation, the fees and expenses of counsel) as they are incurred in connection with enforcing such Indemnified Person's rights under this Section 13(c). The Company also agrees, if requested, to provide reasonable and customary indemnification to any Underwriters of the Registrable Securities, their officers and directors and each Person who controls such Underwriters.

         (d) INDEMNIFICATION BY HOLDERS. Each holder of Registrable Securities being registered pursuant to Section 10 or Section 11 agrees, severally but not jointly, to indemnify and hold harmless the Company, its officers and directors and each Person, if any, who controls the

Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and its officers, directors, partners, employees, representatives and agents of each such Person to the same extent as the foregoing indemnity from the Company to such holder, but only with reference to information related to such holder furnished in writing by or on behalf of such holder expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto or any preliminary prospectus. Each such holder of Registrable Securities also agrees to indemnify and hold harmless any Underwriters of the Registrable Securities, their officers and directors and each Person who controls such Underwriters on substantially the same basis as that of the indemnification of the Company provided in this Section 13(d). The Company and the holders of the Registrable Securities hereby acknowledge and agree that, unless otherwise expressly agreed to in writing by such holders to the contrary, for all purposes of this Agreement the only information furnished or to be furnished to the Company by such holders for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto or any preliminary prospectus are statements specifically relating to (a) transactions between such holder and its Affiliates, on the one hand, and the Company, on the other hand, (b) the beneficial ownership of shares of Common Stock by such holder and its Affiliates and (c) the name and address of such holder. If any additional information about such holder or the plan of distribution (other than for an underwritten offering) is required by law to be disclosed in any such document, then such holder shall not unreasonably withhold its agreement referred in the immediately preceding sentence of this Section 13(d). Notwithstanding the foregoing, no holder of Registrable Securities being registered pursuant to Section 10 or Section 11 will be required to indemnify the Company for any amount in excess of the total price at which the Registrable Securities of such holder were sold to the public (less underwriting discounts and commissions, if any).

         (e) CONDUCT OF INDEMNIFICATION PROCEEDINGS. In case any proceeding (including any governmental investigation) is instituted involving any Person in respect of which indemnity may be sought pursuant to Section 13(c) or Section 13(d), such Person will promptly notify the Person against whom such indemnity may be sought in writing and the indemnifying party upon request of the indemnified party will retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and will pay the fees and disbursements of such counsel related to the proceeding. Notwithstanding the foregoing, the failure to give notice shall not relieve the indemnifying party of the obligation to indemnify the indemnified party, except to the extent of actual prejudice or damages suffered as a result thereof. In any such proceeding, any indemnified party will have the right to retain its own counsel, but the fees and expenses of such counsel will be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnified party and the indemnifying party (or any Persons designated by the indemnifying party to be represented in such proceeding by counsel selected by the indemnifying party) and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, in which case the fees and expenses of such counsel will be paid by the Company. It is understood that the indemnifying party will not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such indemnified parties, and that all such fees and expenses will be reimbursed as they are incurred. In the case of the retention of any such separate firm for the indemnified parties, such firm will be designated in writing by the indemnified parties. The indemnifying party will not be liable for any settlement of any proceeding effected without its consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the indemnifying party will indemnify and hold harmless such indemnified parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.

        (f) CONTRIBUTION.

             (i) If the indemnification provided for herein is for any reason unavailable to the indemnified parties in respect of any losses, claims, damages or liabilities referred to herein, then each such indemnifying party, in lieu of indemnifying such indemnified party, will contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Company, the holders of Registrable Securities being registered pursuant to Section 10 or Section 11 and any Underwriter in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company, such holders of Registrable Securities and such Underwriter will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

             (ii) The Company and each holder of Registrable Securities being registered pursuant to Section 10 or Section 11 agree that it would not be just and equitable if contribution pursuant to this Section 13(f)(ii) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding subsection. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding subsection will be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the holders of Registrable Securities being registered pursuant to Section 10 or
Section 11 to contribute pursuant to this Section 13(f) are several in proportion to the respective principal amount of Securities held by each of such holders hereunder and not joint.

         (g) PARTICIPATION IN UNDERWRITTEN REGISTRATIONS. No Person may participate in any underwritten registration hereunder unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Company (in the case of any registration other than pursuant to Section 10) or the Demand Seller (in the case of any registration pursuant to Section 10) and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and these registration rights. No underwriting
                                       44
agreement (or other agreement in connection with such offering) shall require any holder of Registrable Securities to make any representations or warranties to or agreements with the Company or the Underwriters other than representations, warranties or agreements regarding such holder in its capacity as a stockholder or controlling person, the ownership of such holder's Registrable Securities and such holder's intended method or methods of disposition and any other representation required by law or to furnish any indemnity to any Person which is broader than the indemnity furnished by such holder in Section 13(d).

14.  PREEMPTIVE RIGHTS.

         (a) Notwithstanding any other provision hereof, for so long as the Common Stock is not Actively Publicly Traded, the Company shall not issue any
(a) capital stock of the Company, (b) securities convertible or exchangeable for capital stock of the Company or (c) options, warrants or rights carrying any rights to purchase capital stock of the Company (the securities described in clauses (a)-(c) are referred to herein collectively as the "PARTICIPATION SECURITIES"), in each case referred to in clauses (a)-(c), to any Affiliate of the Company, or to any Person if the offering price is less than the Effective Equivalent Share Price, without offering to each of the Odyssey Holders, Koch Holders, PF Telecom Holders, the Odyssey Co-Investor Holders, the Cisco Co-Investor Holders and the Cisco Holders (collectively, the "PREEMPTIVE HOLDERS"), the right to purchase or subscribe for up to that number of additional Participation Securities (a "PRO RATA SHARE") which represents the product of (i) the total number of Participation Securities to be issued by the Company multiplied by (ii) a fraction, (A) the numerator of which is the number of Equivalent Shares represented by all Securities owned by such Preemptive Holder, and (B) the denominator of which is the number of Equivalent Shares represented by all Securities outstanding immediately prior to such issuance held by all Preemptive Holders and all other Persons that have similar pre-emptive rights (it being understood and agreed that the Company will accordingly be required to reduce the number of shares of Participation Securities to be issued or sold to Persons other than the Preemptive Holders); provided that the provisions of this Section 14 shall not apply to any Exempt Issuance.

         (b) In the event the Company proposes to issue or sell any Participation Securities in a transaction giving rise to the preemptive rights provided for in this Section 14, the Company shall send a written notice (the "PREEMPTIVE NOTICE") to each Preemptive Holder setting forth the number of such Participation Securities that the Company proposes to sell or issue, the price (before any commission or discount) at which such securities are proposed to be issued (or, in the case of an underwritten or privately placed offering in which the price is not known at the time the Preemptive Notice is given, the method of determining such price and an estimate thereof), the other material terms of the transaction and such Preemptive Holder's Pro Rata Share of the Participation Securities. At any time within 15 business days after its receipt of the Preemptive Notice, the Preemptive Holders may exercise their preemptive rights to purchase or subscribe for Participation Securities as provided for in this
Section 14, by so informing the Company in writing (an "EXERCISE NOTICE"). Each Exercise Notice shall state the percentage of the proposed sale or issuance that each Preemptive Holder elects to purchase (up to all the Participation Securities that could be purchased by all Preemptive Holders and all other Persons that have similar preemptive rights).

         (c) To the extent that any Preemptive Holder has indicated that it will not fully subscribe for its Pro Rata Share of the Participation Securities, the Company shall allocate all such Participation Securities not subscribed for to the Preemptive Holders who have subscribed for more Participation Securities than their Pro Rata Share (the "FULLY PARTICIPATING PREEMPTIVE HOLDERS") in the proportion that the number of Equivalent Shares represented by the Securities each owns bears to the total number of Equivalent Shares represented by the Securities owned by all such Fully Participating Preemptive Holders. If the number of Participation Securities so allocated to a Fully Participating Preemptive Holder exceeds the maximum number of Participation Securities that it has indicated in its notice to the Company it is willing to subscribe for, then the Company shall allocate any excess over such maximum among all Fully Participating Preemptive Holders who have subscribed for a maximum number of Participation Securities which exceeds the number of Participation Securities allocated to them pursuant to the preceding sentence, in the proportion that their respective holdings bear to the total number of Equivalent Shares represented by the Securities owned by all such Fully Participating Preemptive Holders, and the Company shall follow this procedure, if necessary, until all Participation Securities available for purchase by the Preemptive Holders have been allocated to them.

         (d) TERMS OF SALE. The purchase or subscription by the Preemptive Holders, pursuant to this Section 14(d) shall be on the same price and other terms and conditions, including the date of sale or issuance, as are applicable to the purchasers or subscribers of the additional Participation Securities whose purchases or subscriptions give rise to the preemptive rights, which price and other terms and conditions shall be as stated in the relevant Preemptive Notice.

         (e) TIMING OF SALE. If, with respect to any Preemptive Notice, the Preemptive Holders fail to deliver an Exercise Notice within the requisite time period, the Company shall have 90 days after the expiration of the time in which the Exercise Notice is required to be delivered in which to sell not less than 90% and not more than 110% of the number of shares of Participation Securities of the Company described in the Preemptive Notice at a price of not less than the estimated price set forth in the Preemptive Notice. If, at the end of such 90-day period, the Company has not completed the sale or issuance of Participation Securities of the Company in accordance with the terms described in the Preemptive Notice, or in the event of any contemplated sale or issuance within such 90 day period but outside such price parameters, the Company shall again be obligated to comply with the provisions of this Section 14 with respect to, and provide the opportunity to participate in, any proposed sale or issuance of Participation Securities of the Company.

15.   COMPANY SALE RIGHT.

         (a) At any time after October 29, 2004 and prior to the date that the Common Stock is Actively Publicly Traded, Odyssey or any Odyssey Holder designated in writing by Odyssey shall have the right (the "COMPANY SALE RIGHT") to initiate a sale or recapitalization (including, without limitation, any merger or consolidation) of the Company pursuant to an Initial Public Offering or an auction sale process (in any such case, involving the services of an Independent Investment Banking Firm to assist in structuring and completing such transaction with the intention of achieving the best execution and the highest valuation in any such transaction) pursuant to the procedures of Section 15(b) (a "COMPANY SALE"); PROVIDED that at the time of initiation of, and immediately prior to the completion of, the Company Sale the Odyssey Holders hold in the aggregate twenty-five percent (25%) or more of the shares of Common Stock and Equivalent Shares held in the aggregate by the Odyssey Holders on October 29, 2000. At any time after October 29, 2005 and prior to the date that the Common Stock is Actively Publicly Traded, (i) so long as each of the Koch Holders, the PF Telecom Holders and the Cisco Holders is not an Excluded Holder with respect to initiating a Company Sale, any two of Koch (or any Koch Holder designated in writing by Koch), PF Telecom (or any PF Telecom Holder designated in writing by PF Telecom) and Cisco (or any Cisco Holder designated in writing by Cisco) may initiate a Company Sale, and (ii) otherwise, any one of Koch, PF Telecom or Cisco, or any other member of their respective Stockholder Groups designated in writing by them, may initiate a Company Sale; PROVIDED, in the case of clause (i) or (ii) above, that (A) at the time of initiation of, and immediately prior to the completion of, the Company Sale, the Person initiating such Company Sale is not a member of a Stockholder Group that is an Excluded Holder with respect to initiating a Company Sale and
(B) the approval of the holders of each series of Senior Preferred Stock (each voting as a separate class) shall be required for any such Company Sale that involves a merger that would require the approval of such holders pursuant to
Section 6(f) of the applicable Certificate of Designations as in effect on the date hereof or an exchange, sale or cancellation of shares of Senior Preferred Stock that, if structured as a merger, would have required the approval of such holders pursuant to Section 6(f) of the applicable Certificate of Designations as in effect on the date hereof. The Stockholder Group or Groups of which the Person or Persons initiating any Company Sale pursuant to this Section 15(a) are members shall be referred to as the "INITIATING HOLDERS." The Initiating Holders shall consult with the other Stockholder Groups that continue to have nominating rights under Section 3(b) (the "NON-INITIATING HOLDERS") concerning the nature of such transaction, the manner and timing of its execution and related matters.

         (b) The Initiating Holders shall send a written notice (the "COMPANY SALE RIGHT NOTICE") to the Company, and each of the Non-Initiating Holders indicating that the Initiating Holders are exercising their Company Sale Right pursuant to Section 15(a). Each of the Non-Initiating Holders shall have 90 days following delivery of the Company Sale Right Notice to send a written offer (a "COMPANY SALE OFFER") to the Initiating Holders to purchase all of the equity interests or assets of the Company, including the Securities held by the Initiating Holders, for cash. A Stockholder making a Company Sale Offer shall be referred to herein as a "COMPANY SALE OFFEROR"). The Company Sale Offer shall contain evidence satisfactory to Initiating Holders of the financial ability of the Company Sale Offeror to complete the transaction contemplated by the Company Sale Offer and shall state that such Company Sale Offer will be irrevocable during the period set forth therein, which period shall not be less than 90 days (the "IRREVOCABILITY PERIOD"). Such Company Sale Offer shall be subject only to the conditions that (i) the consummation thereof shall not be prohibited by applicable law and (ii) there shall not occur any event which has, or which could reasonably be expected to have, a material adverse effect on the financial condition or results of operations of the Company (other than an effect caused by a change in general market conditions); PROVIDED that the occurrence of any such material adverse effect shall not result in the failure to be satisfied of a condition to such Company Sale Offer unless the Company Sale Offeror shall have notified the Initiating Holders prior to the acceptance by the Initiating Holders of such Company Sale Offer that a material adverse effect has occurred. Upon the failure to be satisfied of a closing condition referred to in clause
(i) or (ii) of the immediately preceding sentence, the Irrevocability Period shall automatically terminate. In the event that the Initiating Holders desire to accept a Company Sale Offer, the Initiating Holders shall accept the highest of such Company Sale Offers and shall so notify the Company Sale Offeror, in writing, which acceptance shall be irrevocable for a period of 90 days from the date such acceptance shall have been delivered, subject only to the condition that the consummation thereof shall not be prohibited by applicable law. If the Initiating Holders deliver such an acceptance prior to the termination of the Irrevocability Period, the parties agree to use their respective reasonable best efforts to complete the Company Sale as expeditiously as possible.

         (c) If no Company Sale Offer is accepted by Initiating Holders, the Initiating Holders shall use their diligent efforts to commence and pursue a Company Sale during the Irrevocability Period; PROVIDED that the Initiating Holders shall not effect, or enter into any definitive agreement to effect, a Company Sale (other than an Initial Public Offering) during the Irrevocability Period that includes an aggregate purchase price for all of the outstanding equity interests or assets of the Company that is less than or equal to the purchase price for all of the outstanding equity interests or assets of the Company that is contained in the Company Sale Offer (or, in the event that more than one of the Non-Initiating Holders shall have delivered separate Company Sale Offers, the highest of such Company Sale Offers), including, for purposes of such determination, the implied purchase price for any such equity interests that are then held by the Person making such Company Sale Offer (or the highest of such Company Sale Offers) and therefore are not included in such Company Sale Offer. In the event that the Initiating Holders do not effect, or enter into any definitive agreement to effect, a Company Sale prior to the expiration of such Irrevocability Period, the Initiating Holders shall not be permitted to effect a Company Sale unless they first deliver a new Company Sale Right Notice. The remaining provisions of this Section 15 shall apply fully to any such new Company Sale Right Notice.

         (d) Each of the Stockholders, the First Union Holders and the Company agrees to reasonably cooperate with the Odyssey Holders to provide for an orderly process to effect the Company Sale and take all actions (whether in such Stockholder's capacity as a stockholder, director, member of a board committee or officer of the Company or otherwise, including without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum, execution of written consents in lieu of meetings and approval of amendments and/or restatements of the Company's certificate of incorporation or bylaws) within its control to effect a Company Sale; provided, however, that Koch shall not be required to make any modification to the Koch Agreements Notwithstanding the foregoing, no Cisco Holder shall be required to deliver a proxy or consent to take other actions in connection with any transaction which (a) required the consent of Cisco pursuant to Section 4(l) or 5(h) and (b) is undertaken without the consent of Cisco pursuant to Section 4(l) or 5(h).

16.  RECAPITALIZATIONS, ETC.

         The provisions of this Agreement shall apply, to the full extent set forth herein, to any and all Securities (whether owned by a party hereto on October 29, 1999 or thereafter acquired by any such party) of the Company or any capital stock, partnership units or any other security evidencing ownership interests in any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution of the Common Stock (or any other Securities), by reason of any stock dividend, split, reverse split, combination, recapitalization, liquidation, reclassification, merger, consolidation or otherwise.

17.   BINDING EFFECT.

         The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

18. AMENDMENT, MODIFICATION, ETC. This Agreement may be amended, modified, extended or terminated and the provisions hereof may be waived, only by a written instrument signed by the holders of a Majority in Interest. Notwithstanding the foregoing, (a) the consent of the holders of at least 50% of the Common Stock (including Equivalent Shares) issued or issuable upon exercise of the First Union Warrants or any class or series of Securities shall be required for any amendment, modification, extension, termination or waiver which has an adverse effect on the rights of the Holders or the holders of such class or series (b) the consent of the holders of at least 66.67% of the class or series of any Securities (including Equivalent Shares ) shall be required for any amendment, modification, extension, termination or waiver which has an adverse effect on the rights, benefits privileges or obligations of the holders of such class or series and (c) the consent of the Odyssey Holders, the Koch Holders, the PF Telecom Holders or the Cisco Holders, as the case may be, shall be required for any amendment, modification, extension, termination or waiver which has an adverse effect on the rights, benefits privileges or obligations of such respective Holders. Each amendment, modification, extension, termination and waiver pursuant to this Section 18 shall be binding upon each party hereto.

19.   APPLICABLE LAW.

         The laws of the State of New York shall govern the interpretation, validity and performance of the terms of this Agreement, regardless of the law that might be applied under principles of conflicts of law.

20.   NOTICES.

         All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given if delivered by hand (whether by overnight courier or otherwise) or sent by registered or certified mail, return receipt requested, postage prepaid, or sent by facsimile or email to the party to whom it is directed:

         (a)      If to the Company, to:

                  Velocita Corp.
                  1800 Alexander Bell Drive
                  Fourth Floor
                  Reston, VA  20191
                  Attn: Terry Wingfield, Esq.
                  Fax:  (703) 796-9047
                  Email: TERRY.WINGFIELD@VELOCITA.COM
                  with a copy to:

                  Latham & Watkins
                  885 Third Avenue
                  New York, NY  10022
                  Attn: Kirk A. Davenport, Esq.
                  Fax:  (212) 751-4864
                  Email: ROBERT.KENNEDY@LW.COM

         (b)      If to any Odyssey Holder, to:

                  c/o Odyssey Investment Partners, LLC
                  280 Park Avenue, 38th Floor
                  New York, NY  10017
                  Attn: Brian Kwait
                  Fax:  (212) 351-7925
                  Email: BKWAIT@ODYSSEYINVESTMENT.COM

                  with a copy to:

                  Latham & Watkins
                  885 Third Avenue
                  New York, NY  10022
                  Attn: Robert F. Kennedy, Esq.
                  Fax:  (212) 751-4864
                  Email: KIRK.DAVENPORT@LW.COM

         (c)      If to any Koch Holder, to:

                  Koch Telecom Ventures, Inc.
                  17767 N. Perimeter Drive, Suite 101
                  Scottsdale, AZ  85255
                  Attn:  David Duncan
                  Fax: (480) 419-3606
                  Email: DDUNCAN@KOCHVENTURES.COM

                  with a copy to:

                  Koch Industries, Inc.
                  4111 East 37th Street North
                  Wichita, KS 67220
                  Attn: Tye G. Darland, Esq.
                  Fax: (316) 828-3133
                  Email: DARLANDT@KOCHIND.COM

         (d)      If to any PF Telecom Holder, to:

                  PF Telecom Holdings, LLC
                  1701 Broadway Street, Suite 358
                  Vancouver, WA  98663
                  Attn: John Warta
                  Fax: (360) 835-8050
                  Email: P68WA@AOL.COM

                  and to:

                  Attn: Stephen Irwin, Esq.
                  Fax: (212) 755-1467
                  Email: SICORNELL@AOL.COM

                  with a copy to:

                  Kennedy & Kennedy
                  888 Southwest Fifth
                  Suite 170
                  Portland, Oregon 97204
                  Attn: Rhonda Kennedy, Esq.
                  Fax: (503) 226-6466
                  Email: KK@EUROPA.COM

         (e)      If to any Warta Holder or GLW Holder, to:

                  John Warta
                  P.O. Box 2010
                  Vancouver, WA 98668-2010
                  Fax (360) 835-8050
                  Email: P68WA@AOL.COM
                  with a copy to:

                  Kennedy & Kennedy
                  888 Southwest Fifth
                  Suite 170
                  Portland, Oregon 97204
                  Attn: Rhonda Kennedy, Esq.
                  Fax: (503) 226-6466
                  Email: KK@EUROPA.COM

         (f)      If to any Treg Holder or Irwin Holder, to:

                  Stephen Irwin, Esq.
                  15 Eisenhower Drive
                  Cresskill, NJ 07626
                  Fax: (201) 568-0158
                  Email: SICORNELL@AOL.COM

                  with a copy to:

                  Kennedy & Kennedy
                  888 Southwest Fifth
                  Suite 170
                  Portland, Oregon 97204
                  Attn: Rhonda Kennedy, Esq.
                  Fax: (503) 226-6466
                  Email: KK@EUROPA.COM

         (g)      If to UBS or its Permitted Transferees, to:

                  UBS Capital
                  299 Park Avenue
                  New York, NY  10171
                  Attn: Charles W. Moore
                  Fax: (212) 821-6333
                  Email: CHARLES.MOORE@UBS.COM

                  with a copy to:

                  Kaye, Scholer, Fierman, Hays & Handler, LLP
                  425 Park Avenue
                  New York, NY  10022
                  Attn: Nancy E. Fuchs, Esq.
                  Fax: (212) 836-8689
                  Email: NFUCHS@KAYESCHOLER.COM

         (h)      If to any First Union Holder, to:

                  First Union Capital Partners
                  301 S. College Street
                  Charlotte, NC  28288
                  Attn: Steven Columbaro
                  Fax: (704) 374-4709

                  with a copy to:

                  Moore & Van Allen, PLLC
                  100 North Tryon Street
                  Suite 4700
                  Charlotte, NC 28202-4003
                  Attn: Bryant Gatrell
                  Fax: (704) 378-1968
                  Email: BRYANTGATRELL@MVALAW.COM

         (i)      If to any Cisco Holder, to:

                  Cisco Systems, Inc.
                  170 West Tasman Drive
                  San Jose, CA 95134-1706
                  Attn:  Senior Vice President,
                         Legal and Government Affairs
                  Fax: (408) 526-7864

                  with a copy to:

                  Brobeck, Phleger & Harrison LLP
                  1633 Broadway, 47th Floor
                  New York, NY 10019
                  Attn:  Eric Simonson, Esq.
                  Fax: (212) 586-7878
                  Email: ESIMONSON@BROBECK.COM


or at such other address as the party shall have specified by notice in writing to the other parties in accordance with this Section 20.

21.      HEADINGS.

         The headings in this Agreement are for convenience of reference only and will not control or affect the meaning or construction of any provisions hereof.

22.      ENTIRE AGREEMENT.

         This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement. This Agreement supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement. This Agreement is not intended to confer upon any Person other than the parties hereto and thereto any rights or remedies hereunder or thereunder.

23.      SEVERABILITY.

         The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction will not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder will be enforceable to the fullest extent permitted by law.

24.      COUNTERPARTS.

         This Agreement may be executed in any number of counterparts, each of which will be an original with the same effect as if the signatures thereto and hereto were upon the same instrument.

25.      REMEDIES.

         The parties hereby acknowledge that money damages would not be adequate compensation for certain of the damages that a party would suffer by reason of a failure of any other party to perform any of the obligations under this Agreement. Therefore, each party hereto hereby waives the claim or defense that any other party has an adequate remedy at law.

26.      REPRESENTATIONS.

         For convenience, Schedule 1 (attached hereto) sets forth the ownership of Common Stock and Equivalent Shares of (A) the Odyssey Holders as of October 29, 2000; (B) the Koch Holders as of October 29, 1999; (C) the PF Telecom Holders as of October 29, 1999; (D) the Odyssey Co-Investor Holders as of October 29, 2000; and (E) the Cisco Holders as of the date hereof. Each of PF Telecom, Warta, GLW and Treg represents and warrants to the other Stockholders that as of October 29, 1999, their respective economic and voting interests in PF Telecom (stated as a percentage of the total of such interests in PF Telecom outstanding as of October 29, 1999) are as set forth on Schedule 2 hereto. No holder of any interests in PF Telecom, other than Warta, GLW and Treg, holds, beneficially or of record, more than 10% of the total economic or voting interests in PF Telecom, or otherwise has the right to direct the actions of PF Telecom as they relate to the performance of PF Telecom's obligations hereunder. Karen Irwin, the Gregory M. Irwin Trust and the Tracie H. Irwin-Waldman Trust represent and warrant to the other Stockholders that as of October 29, 1999, all equity interests of Treg were held, beneficially and of record, as set forth on
Schedule 3 hereto. Georgiana Warta represents and warrants to the other Stockholders that as of October 29, 1999, the equity interests of GLW were held, beneficially and of record, by Georgiana Warta, as set forth on Schedule 4 thereto.

27.      ACKNOWLEDGMENTS.

         The parties hereto acknowledge that First Union is a party hereto solely with respect to the First Union Warrants, including any shares of Common Stock issued upon exercise thereof, and solely for purposes of setting forth certain registration rights and other rights and restrictions related to the transfer of such securities.

28.      GENERAL SUPPLY AGREEMENT LETTER.

         Each of Koch, Odyssey, PF Telecom and UBS Capital hereby agree to take such actions as may be reasonably necessary or appropriate to effectuate the provisions set forth in the General Supply Agreement Letter, including, causing each of the members of the Board nominated by such Person to vote in favor of the transactions set forth in the General Supply Agreement Letter.

29.      ASSIGNEES.

         The parties agree that any successor or assignee pursuant to a Subscription Agreement shall accede to this Agreement and become a party hereto upon the closing of such successor or assignee's acquisition of Senior Preferred Stock pursuant to such Subscription Agreement.

                            [Signature Page Follows]

         IN WITNESS WHEREOF, the parties have executed this Stockholders Agreement as of the date first above written.

                                      VELOCITA CORP.


                                      By:   /s/ David L. Taylor
                                          --------------------------------
                                          Name:  David L. Taylor
                                          Title: CFO

                                      ODYSSEY INVESTMENT PARTNERS FUND, LP



                                      By:  ODYSSEY CAPITAL PARTNERS, LLC,
                                           its general partner


                                      By:  /s/ Brian Kwait
                                         ---------------------------------
                                         Name:  Brian Kwait
                                         Title: Managing Principal

                                      ODYSSEY COINVESTORS, LLC
                                      PF COINVESTMENT, LLC
                                      PF COINVESTMENT II, LLC



                                      By:  ODYSSEY INVESTMENT PARTNERS, LLC
                                           it's managing member


                                      By:   /s/ Brian Kwait
                                         ---------------------------------
                                         Name:  Brian Kwait
                                         Title: Managing Principal

                                      KOCH TELECOM VENTURES, INC.


                                      By:   /s/ David Duncan
                                         ---------------------------------
                                         Name:  David Duncan
                                         Title: VP, Koch Telecom Ventures, Inc.

                                           PF TELECOM HOLDINGS, LLC


                                           By: /s/ John Warta
                                              ---------------------------------
                                              Name:  John Warta
                                              Title: Managing Member

                                           UBS CAPITAL II LLC

                                           By: /s/ Charles W. Moore
                                              ---------------------------------
                                              Name:  Charles W. Moore
                                              Title: Attorney-in-Fact

                                           By: /s/ Marc Unger
                                              ---------------------------------
                                              Name:  Marc Unger
                                              Title: Attorney-in-Fact

                                           PF.NET CORP.

                                           By: /s/ David L. Taylor
                                              ---------------------------------
                                              Name:  David L. Taylor
                                              Title: CFO

                                           PF.NET PROPERTY CORP.

                                           By: /s/ David L. Taylor
                                              ---------------------------------
                                              Name:  David L. Taylor
                                              Title: CFO

                                           PF.NET SUPPLY CORP.

                                           By: /s/ David L. Taylor
                                              ---------------------------------
                                              Name:  David L. Taylor
                                              Title: CFO

                                           PF.NET CONSTRUCTION CORP.


                                           By: /s/ David L. Taylor
                                              ---------------------------------
                                              Name:  David L. Taylor
                                              Title: CFO

                                           PF.NET NETWORK SERVICES CORP.


                                           By: /s/ David L. Taylor
                                              ---------------------------------
                                              Name:  David L. Taylor
                                              Title: CFO

                                           PF.NET VIRGINIA CORP.


                                           By: /s/ David L. Taylor
                                              ---------------------------------
                                              Name:  David L. Taylor
                                              Title: CFO

                                           PF.NET VIRGINIA, LLC


                                           By: /s/ David L. Taylor
                                              ---------------------------------
                                              Name:  David L. Taylor
                                              Title: CFO

                                           FIRST UNION INVESTORS, INC.

                                           By: /s/ Steven Columbaro
                                             ----------------------------------
                                             Name:  Steven Columbaro
                                             Title: Assistant Vice President

                                           FIRST UNION CAPITAL PARTNERS, LLC

                                           By: /s/ Steven Columbaro
                                             ----------------------------------
                                             Name:  Steven Columbaro
                                             Title: Assistant Vice President

                                           CISCO SYSTEMS, INC.


                                           By:  /s/ Michelangelo Volpi
                                              ---------------------------------
                                              Name:  Michelangelo Volpi
                                              Title: Chief Strategy Officer

                                           JOHN WARTA

                                                  /s/ John Warta
                                           -------------------------------------

                                           KAREN IRWIN

                                                    /s/ Karen Irwin
                                           ------------------------------------

                                           TREG VENTURES LLC

                                           By: /s/ Karen Irwin
                                              ---------------------------------
                                              Name:  Karen Irwin
                                              Title:

                                           GLW VENTURES LLC

                                           By: /s/ Georgiana Warta
                                              ---------------------------------
                                              Name:  Georgiana Warta
                                              Title: Managing Member

                                           GEORGIANA WARTA

                                                   /s/ Georgiana Warta
                                           ------------------------------------

                                           GREGORY M. IRWIN TRUST


                                           By:  /s/ Irwin S. Meyer
                                             ----------------------------------
                                             Name:  Irwin S. Meyer
                                             Title: Trustee

                                           TRACIE H. IRWIN-WALDMAN TRUST


                                           By:  /s/ Irwin S. Meyer
                                             ----------------------------------
                                             Name:  Irwin S. Meyer
                                             Title: Trustee

                                        EXHIBIT A

Tag-along rights have been granted to:

1. AT&T Corp. pursuant to the Amended and Restated Warrants issued by the Company to AT&T Corp. as of October 29, 1999.

2. The Holders (as defined therein) pursuant to the Tag-Along Sales Agreement, dated as of May 10, 2000, by and among the Company, Odyssey, Koch, PF Telecom, UBS Warburg LLC and Credit Suisse First Boston Corporation.

                                   SCHEDULE 1

                 SHAREHOLDINGS OF ODYSSEY HOLDERS, KOCH HOLDERS,
                 PF TELECOM HOLDERS, ODYSSEY CO-INVESTOR HOLDERS
                                AND CISCO HOLDERS
                 -------------------------------------------------




                                                                  Number of Shares of
Holder                                                               Common Stock
------                                                            --------------------

PF TELECOM HOLDER
-----------------
PF Telecom Holdings LLC                                                   40,000,000

KOCH HOLDER
-----------
Koch Telecom Ventures, Inc.                                               40,000,000







                                                                   Number of Shares of
                                                                     Series A Senior
Holder                                                               PreferreD Stock
------                                                             --------------------

ODYSSEY HOLDERS
---------------
Odyssey Investment Partners Fund, LP                                        759,432

Odyssey Coinvestors, LLC                                                      3,368

PF Coinvestment, LLC                                                         45,500

PF Coinvestment II, LLC                                                      31,700

ODYSSEY CO-INVESTOR HOLDERS
---------------------------
UBS Capital II LLC                                                          300,000
First Union Capital Partners, LLC                                           110,000






                                                                    Number of Shares of
                                                                      Series B Senior
Holder                                                                Preferred Stock
------                                                              --------------------

CISCO HOLDERS
-------------
Cisco Systems, Inc.                                                          2,000,000


                                   SCHEDULE 2

                    SHAREHOLDINGS OF PF TELECOM HOLDINGS, LLC
                    -----------------------------------------


                                      Approximate Percentage of
                                            Outstanding                Number of
Holder                                   PF Telecom Shares         Equivalent Shares
------                                ------------------------     ------------------
John Warta                                    48%                      9,600,000

Treg Ventures LLC                             19%                      3,800,000

GLW Ventures LLC                              10%                      2,000,000


-------------------------------------------------------------------------------

Warta Group                                   58%                     11,600,000

Irwin Group                                   19%                      3,800,000


                                   SCHEDULE 3

                       SHAREHOLDINGS OF TREG VENTURES LLC
                       ----------------------------------

                                              Percentage of Outstanding
Holder                                                Treg Shares
-----                                         ----------------------------
Karen Irwin                                             70.00%

Gregory M. Irwin Trust                                  15.00%

Tracie Irwin-Waldman Trust                              15.00%



                                   SCHEDULE 4

                        SHAREHOLDINGS OF GLW VENTURES LLC
                        ----------------------------------

                                              Percentage of Outstanding
Holder                                              Equity Shares
------                                        -------------------------
Georgiana Warta                                        100.00%


                                   SCHEDULE 5

                                NAMED COMPETITORS
                               -------------------
Lucent Technologies Inc.
Nortel Networks Corp.
Siemens AG
Ericsson
Alcatel
NEC
Ciena
Juniper Networks